                                                                  EXECUTION COPY
                                                                  --------------

                                                                   Exhibit 10.25







                           ASSET EXCHANGE AGREEMENT


                         dated as of December 20, 1995


                                    between


               CONTINENTAL CABLEVISION OF ST. LOUIS COUNTY, INC.


                                      and


                     TCI CABLE PARTNERS OF ST. LOUIS, L.P.

                               TABLE OF CONTENTS




ARTICLE 1   DEFINITIONS....................................................1

    Section 1.1   Terms Defined in this Section............................1


        "Affiliate"........................................................1
        "Assets"...........................................................1
        "Assumed Social Contract Obligations"..............................2
        "Business Day".....................................................2
        "Cable Act"........................................................2
        "Closing Date".....................................................2
        "Closing Time".....................................................2
        "Code".............................................................2
        "Communications Act"...............................................2
        "Continental Required Consents"....................................2
        "Contract".........................................................2
        "Deposits".........................................................2
        "ERISA"............................................................2
        "ERISA Affiliate"..................................................3
        "FCC"..............................................................3
        "Governmental Authority"...........................................3
        "Hazardous Substances".............................................3
        "HSR Act"..........................................................3
        "Individual Subscriber"............................................3
        "Judgment".........................................................3
        "Leased Property"..................................................3
        "Legal Requirement"................................................4
        "Lien".............................................................4
        "Litigation".......................................................4
        "Losses"...........................................................4
        "Owned Property"...................................................4
        "Permitted Lien"...................................................4
        "Person"...........................................................4
        "Real Property Interests"..........................................4
        "Required Consents"................................................5
        "Social Contract"..................................................5
        "Subscriber Equivalent"............................................5
        "System"...........................................................5
        "Systems Contracts"................................................5
        "Systems Franchises"...............................................5
        "Systems Licenses".................................................5
        "Tangible Personal Property".......................................5

        "Taxes"............................................................5
        "TCI Entity".......................................................6
        "TCICP Required Consents"..........................................6
        "Transaction Documents"............................................6

     Section 1.2   Other Definitions.......................................6
     Section 1.3   Rules of Construction...................................7

ARTICLE 2   EXCHANGE.......................................................8

     Section 2.1   Exchange of Continental Assets and TCICP Assets.........8
     Section 2.2   TCICP Assumed Liabilities..............................11
     Section 2.3   Continental Assumed Liabilities........................11
     Section 2.4   Current Items Amount...................................11
     Section 2.5   Current Items Amount Calculated........................13


ARTICLE 3   RELATED MATTERS...............................................14

     Section 3.1   Employees..............................................14
     Section 3.2   Bonds..................................................14
     Section 3.3   Use of Names and Logos.................................14
     Section 3.4   Transfer Laws..........................................15
     Section 3.5   Transfer Taxes.........................................15
     Section 3.6   Further Assurances.....................................15

ARTICLE 4   CONTINENTAL'S REPRESENTATIONS AND WARRANTIES..................15

     Section 4.1   Organization of Continental............................15

     Section 4.2   Authority..............................................15
     Section 4.3   No Conflict; Required Consents.........................16

     Section 4.4   Assets; Title, Condition, and Sufficiency..............16

     Section 4.5 Continental Systems Franchises, System Licenses, System Contracts, Owned Property and Real Property Interests..16

     Section 4.6   Employee Benefits......................................17
     Section 4.7   Litigation.............................................17
     Section 4.8   Cable Operations.......................................18
     Section 4.9   Tax Returns: Other Reports.............................18
     Section 4.10  Continental Systems Information........................18

     Section 4.11  Compliance with Legal Requirements.....................18

     Section 4.12  Real Property..........................................20
     Section 4.13  Pro Forma Financial Statements; No Adverse Change......21

     Section 4.14  Employees..............................................21
     Section 4.15  Environmental..........................................22
     Section 4.16  Holding Period.........................................22

ARTICLE 5   TCICP'S REPRESENTATIONS AND WARRANTIES........................22

     Section 5.1   Organization and Qualification of TCICP................22

     Section 5.2   Authority..............................................23
     Section 5.3   No Conflict; Required Consents.........................23

     Section 5.4   Assets; Title, Condition, and Sufficiency..............23

     Section 5.5   TCICP Systems Franchises, TCICP Systems Licenses, TCICP
                   Systems Contracts and TCICP Real Property Interests....24
     Section 5.6   Employee Benefits......................................24
     Section 5.7   Litigation.............................................25
     Section 5.8   Cable Operations.......................................25
     Section 5.9   Tax Returns; Other Reports.............................25
     Section 5.10  System Information.....................................25
     Section 5.11  Compliance with Legal Requirements.....................26

     Section 5.12  Real Property..........................................27
     Section 5.13  Pro Forma Financial Statements; No Adverse Change......28
     Section 5.14  Employees..............................................28
     Section 5.15  Environmental..........................................29
     Section 5.16  Holding Period.........................................29

ARTICLE 6   COVENANTS.....................................................30

     Section 6.1   Certain Affirmative Covenants..........................30
     Section 6.2   Certain Negative Covenants.............................32
     Section 6.3   Confidentiality and Publicity..........................32
     Section 6.4   Title Insurance Commitments............................33

     Section 6.5   Leased Vehicles........................................33
     Section 6.6   Programming............................................33
     Section 6.7   Consents...............................................33
     Section 6.8   Subscriber Billing Services............................34

     Section 6.9   Distant Broadcast Signals..............................34
     Section 6.10  Post-Closing Cooperation upon Inquiries as to Rates....34
     Section 6.11  Employee Continuation Plans............................34

     Section 6.12  MPT....................................................34
     Section 6.13  Updated Schedules......................................35
     Section 6.14  Certain Notices........................................35

ARTICLE 7   CONDITIONS PRECEDENT..........................................35

     Section 7.1   Conditions to Continental's Obligations................35
     Section 7.2   Conditions to TCICP's Obligations......................37

ARTICLE 8   CLOSING.......................................................39

     Section 8.1   Closing; Time and Place................................39
     Section 8.2   TCICP's Obligations....................................39
     Section 8.3   Continental's Obligations..............................40

ARTICLE 9   TERMINATION AND DEFAULT.......................................42

     Section 9.1   Termination Events.....................................42
     Section 9.2   Effect of Termination..................................42

ARTICLE 10  INDEMNIFICATION...............................................42

     Section 10.1  Indemnification by TCICP...............................42
     Section 10.2  Indemnification by Continental.........................43
     Section 10.3  Procedure for Indemnified Third Party Claim............44

     Section 10.4  Determination of Indemnification Amounts and
                   Related Matters........................................44
     Section 10.5  Time and Manner of Certain Claims......................45
     Section 10.6  Other Indemnification..................................45

ARTICLE 11  MISCELLANEOUS PROVISIONS......................................45

     Section 11.1  Expenses...............................................45
     Section 11.2  Brokerage..............................................45
     Section 11.3  Waivers................................................45
     Section 11.4  Notices................................................46
     Section 11.5  Entire Agreement; Prior Representations; Amendments....47
     Section 11.6  Specific Performance:Other Rights and Remedies.........47
     Section 11.7  Binding Effect: Benefits...............................47
     Section 11.8  Headings and Exhibits..................................48
     Section 11.9  Counterparts...........................................48
     Section 11.10 GOVERNING LAW..........................................48
     Section 11.11 Severability...........................................48
     Section 11.12 Third Parties; Joint Ventures..........................48

     Section 11.13 Construction...........................................48
     Section 11.14 Attorneys' Fees........................................49
     Section 11.15 Risk of Loss...........................................49
     Section 11.16 Tax Consequences.......................................49
     Section 11.17 Commercially Reasonable Efforts........................49
     Section 11.18 Time...................................................49

                           ASSET EXCHANGE AGREEMENT


          THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of December 20, 1995 by and between Continental Cablevision of St. Louis County, Inc., a Delaware corporation ("Continental") and TCI Cable Partners of St. Louis, L.P., a Colorado limited partnership ("TCICP").


                                   RECITALS
                                   --------

          A. Continental owns and operates cable television systems which are franchised or hold other operating authority and operate in and around St. Louis, Missouri (the "Continental Systems").

          B. As of Closing, TCICP will own and operate cable television systems which are franchised or hold other operating authority and operate in and around Andover, Waltham, Nantucket and Barnstable, Massachusetts (collectively, the "TCICP Systems").

          C. This Agreement sets forth the terms and conditions on which Continental will convey or cause to be conveyed to TCICP substantially all of the assets of the Continental Systems, and TCICP will convey to Continental substantially all of the assets of the TCICP Systems, in such a manner as to effect a like-kind exchange of such assets under Section 1031 of the United States Internal Revenue Code.


                                   AGREEMENT
                                   ---------

          In consideration of the mutual covenants and promises set forth in this Agreement, Continental and TCICP agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

          Section 1.1  Terms Defined in this Section.  In addition to terms
          -----------  -----------------------------
defined elsewhere in this Agreement, the following terms with initial capital letters, when used in this Agreement, will have the meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "Assets" means theContinental Assets or the TCICP Assets, as the context requires.

          "Assumed Social Contract Obligations" means the rate, MPT and Going Forward (as those terms are used in the Social Contract) adjustments which Continental Cablevision, Inc. has implemented prior to Closing in accordance with the Social Contract as currently in effect with respect to the Continental Systems (but excluding all other obligations or liabilities, including any refund obligations, except as provided in Section 2.4(d), pursuant to Section
                                          --------------
III.A. of the Social Contract or upgrade commitments pursuant to Section III.E. of the Social Contract).

          "Business Day" means any day other than a Saturday or Sunday or a day on which banks in Boston, Massachusetts or Denver, Colorado are closed.

          "Cable Act" means the Cable Television Consumer Protection and Competition Act of 1992, and, unless the context otherwise requires, the rules and regulations promulgated thereunder.

          "Closing Date" means the date on which the Closing occurs.

          "Closing Time" means 11:59 P.M., eastern local time, on the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended, and, unless the context otherwise requires, the rules and regulations promulgated thereunder.

          "Communications Act" means the Communications Act of 1934, as amended, and, unless the context otherwise requires, the rules and regulations promulgated thereunder.

          "Continental Required Consents" means any and all consents, authorizations and approvals required under (i) the Continental Systems Franchises and Continental Systems Licenses and (ii) the Continental Real Property Interests and Continental Systems Contracts identified and marked with an asterisk on Exhibit 4.3.
               -----------

          "Contract" means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

          "Deposits" means all monies which are on deposit with third parties as of the Closing Time for the account of Continental or TCICP (or, in the case of TCICP, a TCI Entity with respect to the TCICP Systems), as appropriate, or as security for such party's performance of its obligations (other than any deposits which are Excluded Assets or the full benefit of which will not be available to TCICP or Continental, as appropriate, following the Closing), including deposits on real property leases and deposits for utilities.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and, unless the context otherwise requires, the rules and regulations promulgated thereunder and published interpretations with respect thereto.

          "ERISA Affiliate" means, as to any Person, any trade or business, whether or not incorporated, which together with such Person would be deemed a single employer within the meaning of Section 4001 of ERISA.

          "FCC" means the Federal Communications Commission.

          "Governmental Authority" means (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities, provinces, parishes and the like), (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof and (iv) any court, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the foregoing.

          "Hazardous Substances" means: (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C.A. (S)(S) 6901 et seq.), as amended, and the rules and regulations promulgated thereunder;
     -- ---
(ii) any "hazardous substance'' as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. (S)(S) 9601 et
                                                                          --
seq.) (CERCLA), as amended, and rules and regulations promulgated thereunder;
---
(iii) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. (S) 2601 et seq.), as amended, and the rules and regulations promulgated
                -- ---
thereunder; (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Owned or Leased Property is prohibited by any Legal Requirement; and (viii) any other substance which by any Legal Requirement requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, unless the context otherwise requires, the rules and regulations thereunder.

          "Individual Subscriber" means any subscriber of a System at that System's regular monthly subscriber rate for basic cable television service as shown on Exhibit 4.10 or Exhibit 5.10, as applicable, who has been an active
         ------------    ------------
subscriber of that System's basic cable television service for at least two full months, who is not pending disconnection for any reason and who is not, as of the Closing Time, 60 days or more in arrears in payment for service, as measured from the first day of the month for which service was provided.

          "Judgment" means any judgment, writ, order, injunction, award or decree of or by any Governmental Authority.

          "Leased Property" means Continental Leased Property or TCICP Leased Property, as the context requires.

          "Legal Requirement" means applicable common law and any statute, ordinance, code, law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment.

          "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, any Contract or otherwise.

          "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

          "Losses" means any claims, losses, liabilities, damages, Liens, penalties, costs and expenses, including interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

          "Owned Property" means the Continental Owned Property or TCICP Owned Property, as the context requires.

          "Permitted Lien" means any (i) Lien securing Taxes, assessments and governmental charges not yet due and payable, (ii) zoning law or ordinance or any similar Legal Requirement, (iii) right reserved to any Governmental Authority to regulate the affected property and (iv) as to Owned Property and Real Property Interests, any Lien which is reflected in the public records and which does not individually or in the aggregate with one or more other Liens interfere with the right or ability to own, use or operate the Owned Property or Real Property Interests as they are currently being used or operated or to convey good, marketable and indefeasible title to the same; provided that "Permitted Liens" will not include any Lien which could prevent or inhibit in any way the conduct of the business of the affected System as it is currently being conducted. Classification of any Lien as a "Permitted Lien" will not affect any liability which TCICP or Continental may otherwise have under this Agreement, including pursuant to any indemnity obligation under this Agreement.

          "Person" means any human being, Governmental Authority, corporation, limited liability company, partnership, joint venture, trust, association or unincorporated entity of any kind.

          "Real Property Interests" means the Continental Real Property Interests or TCICP Real Property Interests, as the context requires.

          "Required Consents" means the Continental Required Consents or TCICP Required Consents, as the context requires.

          "Social Contract" means the Social Contract for Continental Cablevision, Inc. effective August 1, 1995 (FCC 95-335) between Continental Cablevision, Inc. and the FCC.

          "Subscriber Equivalent" means an equivalent to an Individual Subscriber, the number of Subscriber Equivalents served by a System being equal, as of any date, to the quotient of (i) the aggregate revenues earned by that System for basic cable television service provided by that System, during the last full month ending on or prior to such date, from billings to residential multiple dwelling units, commercial accounts, other subscribers that are billed for such service on a bulk basis and single family households which pay less than the System's regular basic monthly subscriber rate, divided by (ii) that System's regular monthly subscriber rate for basic cable television services as shown on Exhibit 4.10 or Exhibit 5.10, as applicable. For purposes of the
         ------------    ------------
foregoing there will be excluded all revenues earned from (a) that portion of the billings to each subscriber representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any single family household or, with respect to a bulk account in any residential unit (e.g., an individual
                                                       -----
apartment or rental unit), a charge for any tiered service (whether or not included within Pay TV) or a pass-through charge for sales, taxes, line-itemized franchise fees and charges and the like and (b) billings to any bulk account or discounted family household (1) which has not been an active subscriber of that System for at least two months, (2) which is 60 days or more in arrears in payment for services, as measured from the first day of the month for which service was received or (3) which is pending disconnection for any reason.

          "System" means any of the Continental Systems or the TCICP Systems, as the context requires.

          "Systems Contracts" means the Continental Systems Contracts or TCICP Systems Contracts, as the context requires.

          "Systems Franchises" means the Continental Systems Franchises or TCICP Systems Franchises, as the context requires.

          "Systems Licenses" means the Continental Systems Licenses or TCICP Systems Licenses, as the context requires.

          "Tangible Personal Property" means the Continental Tangible Personal Property or TCICP Tangible Personal Property, as the context requires.

          "Taxes" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          "TCI Entity" means (i) Heritage Cablevision of Massachusetts, Inc. with respect to the TCICP System in Andover, Massachusetts, (ii) Waltham Tele-Communications with respect to the TCICP System in Waltham, Massachusetts, and
(iii) WestMarc Development Joint Venture with respect to the TCICP Systems in Nantucket and Barnstable, Massachusetts.

          "TCICP Required Consents" means any and all consents, authorizations and approvals required under (i) the TCICP Systems Franchises and TCICP Systems Licenses and (ii) the TCICP Real Property Interests and TCICP Systems Contracts identified and marked with an asterisk on Exhibit 5.3.
                                          -----------

          "Transaction Documents" means the instruments and documents described in Sections 8.2 and 8.3 which are being executed and delivered by or on behalf
   ------------     ---
of Continental or TCICP, as the case may be, or any Affiliate of either of them in connection with this Agreement or the transactions contemplated hereby.

          Section 1.2   Other Definitions.  The following terms are defined in
          -----------   -----------------
the Sections indicated:


          Term                                Section
          ----                                -------

    Cash Purchase Price                       2.1(a)(iii)
    Closing                                   8.1
    Continental Assets                        2.1(d)
    Continental Assumed Liabilities           2.3
    Continental Counsel Opinion               7.2(f)
    Continental Employee Continuation Plan    4.6
    Continental Estoppel Certificates         6.1(h)
    Continental Excluded Assets               2.1(e)
    Continental FCC Counsel Opinion           7.2(e)
    Continental Leased Property               4.12
    Continental Leases                        4.12
    Continental Owned Property                2.1(d)(ii)
    Continental Plans                         4.6
    Continental Real Property Interests       2.1(d)(ii)
    Continental Systems                       Recital A
    Continental Systems Contracts             2.1(d)(v)
    Continental System Employees              4.14(a)
    Continental Systems Financial Statements  4.13(a)
    Continental Systems Franchises            2.1(d) (iii)
    Continental Systems Licenses              2.1(d)(iv)
    Continental Tangible Personal Property    2.1(d)(i)
    Continental Title Policies                8.3(f)


    Current Items Amount                      2.4
    Eligible Accounts Receivable              2.4(a)
    Final Adjustment Certificate              2.5(b)
    Indemnitee                                10.4
    Indemnitor                                10.4
    Initial Adjustment Certificate            2.5(a)
    Minimum Damage Requirement                10.4(a)
    Outside Closing Date                      9.1(c)
    Social Contract                           2.2
    Surveys                                   6.4
    System Employees                          3.1
    TCI Plans                                 5.6
    TCICP Assets                              2.1(b)
    TCICP Assumed Liabilities                 2.2
    TCICP Counsel Opinion                     7.1(f)
    TCICP Estoppel Certificates               6.1(h)
    TCICP Excluded Assets                     2.1(c)
    TCICP FCC Counsel Opinion                 7.1(e)
    TCICP Leased Property                     5.12
    TCICP Leases                              5.12
    TCICP Owned Property                      2.1(b)(ii)
    TCICP Real Property Interests             2.1(b)(ii)
    TCICP Systems                             Recital B
    TCICP Systems Contracts                   2.1(b)(v)
    TCICP System Employees                    5.14(a)
    TCICP Systems Financial Statements        5.13(a)
    TCICP Systems Franchises                  2.1(b)(iii)
    TCICP Systems Licenses                    2.1(b)(iv)
    TCICP Tangible Personal Property          2.1(b)(i)
    TCICP Title Policies                      8.2(g)
    Title Commitments                         6.4
    Title Company                             6.4
    Title Defect                              6.4
    Transitional Billing Services             6.8
    WARN                                      3.2

 Section 1.3  Rules of Construction.  Unless otherwise expressly
 -----------  ---------------------
provided in this Agreement, accounting terms used in this Agreement will have the meaning ascribed to them under generally accepted accounting principles as in effect in the United States of America. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. "Knowledge" and words of similar import, when used with reference to a party, mean the actual knowledge of a particular matter of the executive officers of such party or the general manager or managers of such party's Systems.



                                   ARTICLE 2
                                   EXCHANGE
                                   --------

 Section 2.1  Exchange of Continental Assets and TCICP Assets.
 ------------ -----------------------------------------------



        (a)   Exchange Covenant.  Subject to the terms and conditions set forth
              -----------------
  in this Agreement, at the Closing:

              (i) Continental and TCICP agree to exchange simultaneously the TCICP Assets, except the TCICP Excluded Assets, for the Continental Assets, except the Continental Excluded Assets, free and clear of all liens (except Permitted Liens). Continental and TCICP agree to use all reasonable efforts to structure the transaction in such a way that it will be a tax-free exchange of like-kind assets under Section 1031 of the Code.

              (ii) The Exchange is to occur as follows: (A) the Continental and TCICP Tangible Personal Property is being exchanged each for the other; (B) the Continental and TCICP Real Property Interests are being exchanged each for the other; (C) the Continental and TCICP Systems Contracts, Systems Franchises and Systems Licenses are being exchanged each for the other; (D) all other Continental and TCICP Assets tangible or intangible, owned or leased by each are being exchanged each for the other; and (E) the Continental and TCICP Assumed Liabilities are being exchanged each for the other to the maximum extent permitted by Section 1031 of the Code and regulations promulgated thereunder.

              (iii) The allocated value of each class of the Continental and TCICP Assets is as set forth on Exhibit 2.1(a)(iii). None of Continental, TCICP
                                -------------------
or any of the TCI Entities will take any position inconsistent with such valuation and all will file all returns and reports with respect to the transaction contemplated by this Agreement, including all federal, state and local returns on a basis consistent with that valuation, and each will promptly give notice to the other of any disallowance of or challenge to such reporting by any Governmental Authority.

              (iv) TCICP will pay to Continental, in immediately available funds, $2,431,000, reflecting the agreed upon difference in fair market values between (A) the Continental Assets and (B) the TCICP Assets (the "Cash Purchase Price").

              (v) TCICP or Continental, as appropriate, will pay to the other cash in an amount equal to the net positive or negative amount of customary prorations and allocations between TCICP and Continental of current liabilities and current assets relating to the TCICP Assets on the one hand and the Continental Assets on the other, as specified in Sections 2.4 and 2.5.
                                                 ------------     ---

        (b)   TCICP Assets.  "TCICP Assets" means all of the assets and
              ------------
properties, real and personal, tangible and intangible, owned or leased by TCICP in the operation of the TCICP Systems as of the Closing Time that are not TCICP Excluded Assets, including the following:

              (i)   Tangible Personal Property.  All tangible personal property,
                    --------------------------
including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which are described on Exhibit 2.1(b)(i) (the "TCICP Tangible Personal
                       -----------------
Property").

              (ii)  Real Property.  The fee interests in the real property
                    -------------
described as TCICP Owned Property on Exhibit 2.1(b)(ii) and all improvements
                                     ------------------
thereon (the "TCICP Owned Property"), and the leases, easements, rights of access and other interests in real property described as TCICP Real Property Interests on Exhibit 2.1(b)(ii) (the "TCICP Real Property Interests").
             ------------------

              (iii) Franchises.  The franchises and similar authorizations or
                    ----------
permits described on Exhibit 2.1(b)(iii) (the "TCICP Systems Franchises").
                     -------------------

              (iv)  Licenses.  The intangible CATV channel distribution rights,
                    --------
cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority described on Exhibit 2.1(b)(iv)
                                                            ------------------
(the "TCICP Systems Licenses").


              (v)   Contracts.  The pole line and joint line agreements,
                    ---------
underground conduit agreements, crossing agreements, bulk or commercial service agreements, retransmission consent agreements and other Contracts described on
Exhibit 2.1(b)(v) (the "TCICP Systems Contracts").
-----------------

              (vi)  Accounts Receivable.  All subscriber, trade and other
                    -------------------
accounts receivable.


              (vii) Books and Records.  All engineering records, files, data,
                    -----------------
drawings, blueprints, schematics, reports, lists, plans and processes and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the TCICP Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of TCICP or the TCI Entity with the FCC and statements of account filed by or on behalf of TCICP or the TCI Entity with the U.S. Copyright Office.

        (c)   TCICP Excluded Assets.  "TCICP Excluded Assets" means:  all (i)
              ---------------------
programming Contracts and retransmission consents; (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments and other similar items; (iv) cash and cash equivalents; (v) TCICP's or a TCI Entity's trademarks, trade names, service marks, service names, logos and similar proprietary rights; (vi) subscriber billing Contracts and equipment; and
(vii) rights, assets and properties described on Exhibit 2.1(c).
                                                 --------------

        (d)   Continental Assets.  "Continental Assets" means all of the assets
              ------------------
and properties, real and personal, tangible and intangible, used by or useful to Continental in its operation of, or otherwise relating to, the Continental Systems as of the Closing Time that are not Continental Excluded Assets, including the following:

              (i) Tangible Personal Property.  All tangible personal property,
                  --------------------------
including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, furniture, fixtures, supplies, inventory and other physical assets, the principal items of which are described on Exhibit 2.3.(d)(i) (the "Continental Tangible Personal
                       ------------------
Property").

              (ii)  Real Property.  The fee interests in the real property
                    -------------
described as Continental Owned Property on Exhibit 2.1(d)(ii) and all
                                           ------------------
improvements thereon (the "Continental Owned Property"), and the leases, easements, rights of access and other interests in real property described as Continental Real Property Interests on Exhibit 2.1(d)(ii) (the "Continental Real
                                       ------------------
Property Interests").


              (iii) Franchises.  The franchises and similar authorizations or
                    ----------
permits described on Exhibit 2.1(d)(iii) (the "Continental Systems Franchises").
                     -------------------

              (iv)  Licenses.  The intangible CATV channel distribution rights,
                    --------
cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents, or permits issued by the FCC or any other Governmental Authority described on Exhibit
                                                                   -------
2.1(d)(iv) (the "Continental Systems Licenses").
----------

              (v)   Contracts.  The pole line and joint line agreements,
                    ---------
underground conduit agreements, crossing agreements, bulk or commercial service agreements, retransmission consent agreements and other Contracts described on
Exhibit 2.1(d)(v) (the "Continental Systems Contracts").
-----------------


              (vi)  Accounts Receivable.  All subscriber, trade and other
                    -------------------
accounts receivable.


              (vii) Books and Records.  All engineering records, files, data,
                    -----------------
drawings, blueprints, schematics, reports, lists, plans and processes, and all files of correspondence, lists, records and reports concerning subscribers and prospective subscribers of the Continental Systems, signal and program carriage, and dealings with Governmental Authorities, including all reports filed by or on behalf of Continental with the FCC and statements of account filed by or on behalf of Continental with the U.S. Copyright Office.

        (e)   Continental Excluded Assets.  "Continental Excluded Assets" means
              ---------------------------
all: (i) programming Contracts and retransmission consents; (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments and other similar items; (iv) cash and cash equivalents; (v) Continental's trademarks, trade names, service marks, service names, logos and similar proprietary rights; (vi) subscriber billing Contracts and equipment; and
(vii) rights, assets and properties described on Exhibit 2.1(e).
                                                 --------------

    Section 2.2  TCICP Assumed Liabilities.  After Closing, TCICP will
    -----------  -------------------------
assume, pay, discharge and perform the following (the "TCICP Assumed Liabilities"): (i) those obligations and liabilities attributable to periods after the Closing Time under or with respect to the Continental Assets assigned and transferred to TCICP at Closing; (ii) other obligations and liabilities of Continental only to the extent that there is an adjustment in favor of TCICP with respect thereto pursuant to Section 2.4; (iii) the Assumed Social Contract
                                 -----------
Obligations to the extent required by the Social Contract; (iv) all other obligations and liabilities, attributable to periods after the Closing Time and arising out of TCICP's ownership of the Continental Assets or operation of the Continental Systems after Closing, except to the extent that such obligations or liabilities relate to any Continental Excluded Asset; and (v) all obligations for Employee Continuation Plan payments, in accordance with Section 6.11, with respect to employees of the Continental Systems whose employment is terminated after Closing. All obligations and liabilities arising out of or relating to the Continental Assets or the Continental Systems other than the TCICP Assumed Liabilities will remain and be the obligations and liabilities solely of Continental, including any obligation or liability for the refund of monies to subscribers of the Continental Systems with respect to periods prior to Closing.

    Section 2.3  Continental Assumed Liabilities.  After Closing,
    -----------  -------------------------------
Continental will assume, pay, discharge and perform the following (the "Continental Assumed Liabilities"): (i) those obligations and liabilities attributable to periods after the Closing Time under or with respect to the TCICP Assets assigned and transferred to Continental at Closing; (ii) other obligations and liabilities of TCICP only to the extent that there is an adjustment in favor of Continental with respect thereto pursuant to Section 2.4;
                                                                    -----------
(iii) all other obligations and liabilities attributable to periods after the Closing Time and arising out of Continental's ownership of the TCICP Assets or operation of the TCICP Systems after Closing, except to the extent that such obligations or liabilities relate to any TCICP Excluded Asset; and (iv) all obligations for Employee Continuation Plan payments, in accordance with Section 6.11, with respect to employees of TCICP Systems whose employment is terminated after Closing. All obligations and liabilities arising out of or relating to the TCICP Assets or the TCICP Systems other than the Continental Assumed Liabilities will remain and be the obligations and liabilities solely of TCICP, including any obligation or liability for the refund of monies to subscribers of the TCICP Systems with respect to periods prior to Closing.

 Section 2.4  Current Items Amount.  Continental or TCICP, as
 -----------  --------------------
appropriate, will pay to the other the net amount in favor of the other of the adjustments and prorations described in Section 2.4(a), (b), (c) and (d), which
                                        ------- ----------------     ---
adjustments will be made without duplication of any amount (the "Current Items Amount").

        (a)   Eligible Accounts Receivable.
              ----------------------------

              (i) Continental will be entitled to an amount equal to the sum of (A) 100% of the face amount of all Eligible Accounts Receivable of the Continental Systems that are 30 or fewer days past due as of the Closing Time plus (B) 75% of the face amount of all Eligible Accounts Receivable of the Continental Systems that are more than 30 but less than 60 days past due as of the Closing Time.

              (ii) TCICP will be entitled to an amount equal to the sum of (A) 100% of the face amount of all Eligible Accounts Receivable of the TCICP Systems that are 30 or fewer days past due as of the Closing Time plus (B) 75% of the face amount of all Eligible Accounts Receivable of the TCICP Systems that are more than 30 but less than 60 days past due as of the Closing Time.

"Eligible Accounts Receivable" of a System means accounts receivable resulting from the provision of cable television service to that System's subscribers that are active subscribers as of the Closing Time and that relate to periods of time prior to the Closing Time. For purposes of making "past due" calculations under this paragraph, the billing statements of a System will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

        (b)   Advance Payments and Deposits.  Continental and TCICP each will be
              -----------------------------
entitled to an amount equal to the aggregate of (i) all outstanding deposits of subscribers of each System of the other for converters, decoders and similar items and (ii) all payments received by the other prior to the Closing Time for services to be rendered to subscribers of each System of the other after the Closing Time. Continental and TCICP each will be entitled to an amount equal to the aggregate of all Deposits relating to each System of the other.

        (c)   Income and Expenses.  As of the Closing Time, all income and
              -------------------
expenses relating to each System and its operations will be prorated, in accordance with generally accepted accounting principles, so that, with respect to the TCICP Systems, all income and expenses for periods prior to the Closing Time will be for the account of TCICP and all income and expenses for periods after the Closing Time will be for the account of Continental and, with respect to the Continental Systems, all income and expenses for periods prior to the Closing Time will be for the account of Continental and all income and expenses for periods after the Closing Time will be for the account of TCICP. Without limiting the generality of the foregoing, the following expenses will be prorated as described in the preceding sentence:

              (i) all payments and charges under or with respect to System Franchises, System Licenses, System Contracts, Real Property Interests and Owned Property;

              (ii) general property taxes, special assessments and ad valorem taxes levied or assessed against any Assets;

              (iii) sales and use taxes, if any, payable with respect to cable television service and related sales to System subscribers;

              (iv)  charges for
utilities and other goods or services furnished to each System; and

              (v)   copyright fees based on signal carriage by each System.

TCICP and Continental will not prorate any item of income or expense which relates to any TCICP Excluded Assets or Continental Excluded Assets, all of which will remain and be solely for the account of TCICP and Continental, respectively.

        (d)   Social Contract Refunds.  If after the Closing Date any customers
              -----------------------
of the Continental Systems exercise their rights to receive in-kind refunds offered pursuant to the Social Contract, Continental will be obligated to reimburse TCICP cash in an amount equal to 50% of the then applicable retail value of the in-kind refunds honored by TCICP. Such reimbursement will be included in the final adjustments in accordance with Section 2.5(b), to the
                                                     --------------
extent known at the time of determination, or within 10 days after TCICP provides Continental with a statement or statements describing such amounts, for any such refunds not included in the final adjustments.

 Section 2.5  Current Items Amount Calculated.
 -----------  -------------------------------


        (a)   Estimated Current Items Amount.  The adjustments and prorations
              ------------------------------
included in the Current Items Amount, as they relate to each System, will be estimated in good faith by Continental and TCICP with respect to their respective Systems and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of Continental or TCICP, as appropriate, and delivered to the other party at least 10 days prior to Closing. Each Initial Adjustment Certificate will be accompanied by appropriate documentation, in summary form, supporting the adjustments proposed in such certificate. An estimate of the Current Items Amount will be made by Continental and TCICP based on the Initial Adjustment Certificates. At Closing, the party against whose favor the estimated Current Items Amount is so determined will pay to the other the estimated Current Items Amount.

        (b)   Final Current Items Amount.  Within 90 days after Closing,
              --------------------------
Continental and TCICP each will deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail the final determination of the Current Items Amount, which certificate will be accompanied by appropriate documentation supporting the adjustments proposed in such certificate, including a schedule setting forth detailed accounts receivable information, including relevant aging information as of the Closing Time, and which will be executed by an officer of Continental or TCICP, as appropriate. Each party will provide to the other reasonable access to all records in its possession which were used in the preparation of its Initial and Final Adjustment Certificates. Continental and TCICP each will review the other's Final Adjustment Certificate and will give written notice to the other party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. TCICP and Continental will endeavor in good faith to resolve any such objections within 30 days after the receipt by the parties of each other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portion of the Current Items Amount will be determined within the following 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either Continental or TCICP and the determination of such auditor will be final and will be binding upon both parties. If Continental and TCICP cannot agree with respect to selection of an auditor, Continental and TCICP each will select an auditor and those two auditors will select a third auditor whose determination will be final and will be binding upon both parties. Continental and TCICP will bear equally the expenses incurred in connection with such determination. The payment required as a result of the determination of all disputed amounts, whether by agreement of the parties or by an auditor's determination, will be made by the party responsible therefor to the other party within 15 Business Days after the final determination is made.


                                   ARTICLE 3
                                RELATED MATTERS
                                ---------------

 Section 3.1  Employees.  Except as otherwise expressly provided in
 -----------  ---------
Section 6.11, each of Continental and TCICP will remain solely responsible for, and will indemnify and hold harmless the other from and against all Losses arising from or with respect to, all salaries and all severance, vacation, medical, sick, holiday, continuation coverage and other compensation or benefits to which employees engaged in the operation of its Systems ("System Employees") may be entitled, as a result of such employment, the termination of such employment, the consummation of the transactions contemplated hereby, or pursuant to any applicable Legal Requirement (including the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq. ("WARN")), or otherwise, whether or not such employees may be hired by the other party. Neither Continental nor TCICP will have any obligation to hire any of the other's System Employees, whether or not such employees' employment is terminated by the other.

 Section 3.2  Bonds.  Between the date of this Agreement and the
 -----------  -----
Closing Date, each party will deliver to the other a listing of all franchise, construction, fidelity, performance or other bonds posted by such party in connection with its System or its Assets.

 Section 3.3  Use of Names and Logos.  For a period of 90 days after
 -----------  ----------------------
Closing, Continental and TCICP will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of the other to the extent incorporated in or on the Assets transferred to it at Closing, provided that each will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of the other from the Assets as soon as reasonably practicable following Closing, except that neither Continental nor TCICP need remove any of the above from equipment used in subscriber homes, including converter boxes.

 Section 3.4  Transfer Laws.  Continental and TCICP each waives
 -----------  -------------
compliance by the other with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

 Section 3.5  Transfer Taxes.  All sales, use, transfer and similar
 -----------  --------------
taxes or assessments, including transfer fees and similar assessments for Franchises, Licenses and Contracts, arising from or payable by reason of the conveyance of the TCICP Assets and the Continental Assets will be shared equally by TCICP and Continental.

                                    -xviii-

 Section 3.6  Further Assurances.  At or after Closing, each of
 -----------  ------------------
Continental and TCICP, at the request of the other, will promptly execute and deliver, or cause to be executed and delivered, to the other all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other as the other may reasonably request in order to carry out or evidence the terms of this Agreement, or to collect any accounts receivable or other claims included in the Continental Assets or the TCICP Assets. Without limiting the generality of the foregoing, each of Continental and TCICP will take, or cause to be taken, all actions consistent with the terms of this Agreement, including execution and delivery of any documents or instruments, as the other may reasonably request to effect the qualification of the transactions contemplated hereby as a like-kind exchange under Section 1031 of the Code and will adhere to Section 1060 of the Code relating to allocations.


                                 ARTICLE 4
                  CONTINENTAL'S REPRESENTATIONS AND WARRANTIES
                  --------------------------------------------

 Continental represents and warrants to TCICP, as of the date of this Agreement and as of Closing, as follows:

 Section 4.1  Organization of Continental.  Continental is a
 -----------  ---------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite power and authority to own and lease the Continental Assets and to conduct its activities as such activities are currently conducted. Continental is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of the Continental Assets or the nature of its activities in connection with the Continental Systems makes such qualification necessary.

 Section 4.2  Authority.  Continental has all requisite corporate
 -----------  ---------
power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Continental have been duly and validly authorized by all necessary corporate action on the part of Continental. This Agreement has been duly and validly executed and delivered by Continental and is the valid and binding obligation of Continental, enforceable against Continental in accordance with its terms.

 Section 4.3  No Conflict; Required Consents.  Except as described on
 -----------  ------------------------------
Exhibit 4.3, the execution, delivery and performance by Continental of this
-----------
Agreement do not and will not: (i) conflict with or violate any provision of the Certificate of Incorporation of Continental; (ii) violate any provision of any Legal Requirement; or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), or accelerate or permit the acceleration of the performance required by, any Contract to which Continental is a party or by which Continental or the assets or properties owned or leased by it are bound or affected; (iv) result in the creation or imposition of any Lien against or upon any of the Continental Assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person. Except as described on Exhibit 4.3, no consent, approval or authorization of, or
                       -----------
filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person is required for (x) Continental to transfer the Continental Assets to TCICP, (y) TCICP to operate the Continental Systems and to own, lease, use and operate the Continental Assets and the Continental Systems at the places and in the manner in which such Assets are used and each such System is operated and (z) TCICP to assume and perform the Continental Systems Franchises, the Continental Systems Licenses and the Continental Systems Contracts.

 Section 4.4  Assets; Title, Condition, and Sufficiency.
 -----------  -----------------------------------------

        (a) Continental has good and marketable title to all of the owned Continental Assets, free and clear of all Liens, except (i) Liens described on
Exhibit 4.4, all of which will be terminated, released or, in the case of the
-----------
rights of first refusal, waived, as appropriate, at Closing and (ii) Permitted Liens. Continental, has, or at Closing will have, valid leasehold interests in all leased Continental Assets. Except as described on Exhibit 2.1(d)(i), the
                                                       -----------------
Continental Tangible Personal Property is in good condition and repair, ordinary wear and tear excepted.

        (b) Except for items included in the Continental Excluded Assets, the Continental Assets are all of the assets necessary to permit TCICP (i) to operate the Continental Systems substantially as they are being operated on the date of this Agreement and in compliance with all applicable Legal Requirements and requirements of Contracts the obligations under which are included in the TCICP Assumed Liabilities and (ii) to perform all the TCICP Assumed Liabilities.

 Section 4.5  Continental Systems Franchises, System Licenses, System
 -----------  -------------------------------------------------------
Contracts, Owned Property and Real Property Interests.
-----------------------------------------------------

        (a)   Except as described on Exhibits 2.1(d)(ii), (iii), (iv) or (v) or
                                     -------------------  -----  ----    ---
2.1(e) with respect to the Continental Systems, Continental is not bound or
------
affected by any of the following that relate wholly or primarily to the Continental Systems: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements or rights of access; (v) material pole line and joint line agreements, underground conduit agreements, crossing agreements or bulk or commercial service agreements; or (vi) Contracts other than those described in any other clause of this Section 4.5(a) which contemplate payments by or to Continental in any twelve-month period exceeding $10,000 individually or $50,000 in the aggregate.

        (b) Continental has delivered to TCICP true and complete copies of each of the Continental Systems Franchises (together with any notices alleging non-compliance with the requirements of any Continental Systems Franchise), Continental Systems Licenses, Continental Systems Contracts, Continental Real Property Interests, including any amendments thereto (or, in the case of oral Continental Systems Contracts, true and complete written summaries thereof) and of each document evidencing Continental's ownership of the Continental Owned Property. Except as described in Exhibit 4.5: (i) Continental is in compliance
                                  -----------
with each of the Continental Systems Franchises and Continental Systems Licenses; (ii) Continental has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations under each of the Continental Systems Contracts or Continental Real Property Interests; and
(iii) to the knowledge of Continental, there has not occurred any default (without regard to lapse of time or the giving of notice, or both) by any Person under any of the Continental Systems Franchises, Continental Systems Contracts or Continental Real Property Interests.

 Section 4.6  Employee Benefits.  None of Continental, any ERISA
 -----------  -----------------
Affiliate of Continental, any employee benefit plan (as defined in Section 3(3) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA) maintained by Continental or any ERISA Affiliate of Continental or to which Continental or any ERISA Affiliate of Continental has the obligation to contribute ("Continental Plans"), is in material violation of any provision of ERISA. No reportable event (within the meaning of Title IV of ERISA) has occurred and is continuing with respect to any Continental Plan and no prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any Continental Plan which would result in material liability to Continental or any ERISA Affiliate. No material accumulated funding deficiency (as defined in Section 302 of ERISA) exists with respect to any Continental Plan. TCICP is not required, under ERISA, the Code or any collective bargaining agreement, to establish, maintain or continue any Continental Plan. Exhibit 4.6
                                                                     -----------
is a true and complete copy of the Employee Continuation Plan of Continental Cablevision, Inc. (the "Continental Employee Continuation Plan") as currently in effect, that is applicable to Continental System Employees.

 Section 4.7  Litigation.  Except as set forth in Exhibit 4.7:  (i)
 -----------  ----------                          -----------
there is no Litigation pending or, to Continental's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against Continental which could adversely affect the financial condition or operations of the Continental Systems, the Continental Assets or the ability of Continental to perform its obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension or other limitation of any of the Continental Systems Franchises, Continental Systems Licenses Continental Systems Contracts or Continental Real Property Interests; and (ii) there is no Judgment requiring Continental to take any action of any kind with respect to the Continental Assets or the operation of the Continental Systems, or to which Continental (with respect to the Continental Systems), the Continental Systems or the Continental Assets are subject or by which they are bound or affected.

 Section 4.8  Cable Operations.  To the knowledge of Continental:  (i)
 -----------  ----------------
except as described on Exhibit 4.8, Continental is the only cable television
                       -----------
operator currently providing or, to Continental's knowledge, intending to provide cable television in the service area of the Continental Systems; and
(ii) no Person other than Continental has been granted or applied for a cable television franchise in any of the communities or unincorporated areas presently served by the Continental Systems.

 Section 4.9  Tax Returns: Other Reports.  Continental has timely
 -----------  --------------------------
filed in proper form all federal, state, local and foreign tax returns and other reports required to be filed, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure to file or pay which could affect or result in the imposition of a Lien upon the Continental Assets. Continental has received no notice of, and Continental has no knowledge of, any deficiency or assessment or proposed deficiency or assessment from any Governmental Authority which could affect or result in the imposition of a Lien upon the Continental Assets.

 Section 4.10  Continental Systems Information.  Exhibit 4.10 sets
 ------------  -------------------------------   ------------
forth a materially true and complete description of the following information as of the date of this Agreement:

        (a)   the number of miles of plant included in the Continental Assets;

        (b) the number of Individual Subscribers and Subscriber Equivalents served by each of the Continental Systems;

        (c) the number of single family homes and residential dwelling units passed by each of the Continental Systems;

        (d) a description of basic and optional or tier services available from each of the Continental Systems, the rates charged by Continental for each and the number of Individual Subscribers and Subscriber Equivalents receiving each optional or tier service;

        (e) the stations and signals carried by each of the Continental Systems and the channel position of each such signal and station;

        (f) the cities, towns, villages, boroughs and counties served by each of the Continental Systems; and

        (g) information regarding current and planned construction and capital improvement programs with respect to the Continental Systems.

 Section 4.11 Compliance with Legal Requirements.
 ------------ ----------------------------------

        (a)   Except as set forth in Exhibit 4.11, and except with respect to
                                     ------------
those matters covered by Sections 4.11(b), (c), (d) and (f), which matters are
                         --------------------------     ---
covered exclusively by such sections, the operation of the Continental Systems as it is currently conducted does not violate or infringe in any material respect any Legal Requirement currently in effect. Continental has received no notice of any violation by Continental or the Continental Systems of any Legal Requirement applicable to the operation of the Continental Systems, as currently conducted, and knows of no basis for the allegation of any such violation.

        (b)   Except as set forth in Exhibit 4.11, and subject to the
                                     ------------
limitations set forth in Section 4.11(d) and (f):  with respect to the
                         ---------------     ---
Continental Systems, Continental is in compliance in all material respects with the Communications Act and the Cable Act, including requirements of those Acts specifically referred to herein; Continental has submitted to the FCC all filings, including cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; the operation of the Continental Systems has been and is in compliance with the rules and regulations of the FCC, and Continental has not received notice from the FCC of any violation of its rules and regulations with respect to the Continental Systems; Continental is and since 1986 has been with respect to the Continental Systems certified as in compliance with the FCC's equal employment opportunity rules; the Continental Systems are in compliance with all signal leakage criteria prescribed by the FCC; for each relevant semi-annual reporting period, Continental has timely filed with the United States Copyright Office all required Statements of Account in proper form, and has paid when due all required copyright royalty fee payments, relating to the Continental System's carriage of television broadcast signals; and Continental is otherwise in compliance with all applicable rules and regulations of the Copyright Office. Continental has delivered to TCICP true and complete copies of all reports and filings for the past year, made or filed pursuant to FCC and Copyright Office rules and regulations by Continental with respect to the Continental Systems and will make available to TCICP all other past reports and filings made or filed pursuant to FCC and Copyright Office rules and regulations by Continental with respect to the Continental Systems. Continental has delivered to TCICP true and complete copies of all FCC Forms 393, 1200, 1205, 1210, 1215 and 1220 that have been prepared with respect to the Continental Systems, copies of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Continental Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Continental Systems, and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed by Continental with respect to the Continental Systems. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each Continental Systems Franchise expiring within 36 months after the date of this Agreement.

        (c)   Except as provided in Exhibit 4.11, with respect to the
                                    ------------
Continental Systems, Continental is in compliance in all material respects with the must carry and retransmission consent provisions of the Cable Act, including, (i) duly and timely notifying "local commercial television stations" of inadequate signal strength or increased copyright liability, if applicable,
(ii) duly and timely notifying non-commercial educational stations of the location of the cable system's principal headend, (iii) duly and timely notifying subscribers of the channel alignment on the Continental Systems, (iv) duly and timely notifying "local commercial and noncommercial television stations" of the broadcast signals carried on the Continental Systems and their channel positions, (v) maintaining the requisite public file identifying broadcast signal carriage, (vi) carrying the broadcast signals after June 1, 1993, on the Continental Systems for all "local commercial television stations" which elected must carry status and, if required, up to two "qualified low power stations", (vii) complying with applicable channel placement obligations and
(viii) obtaining retransmission consent for all broadcast signals carried on the Continental Systems after October 5, 1993, except for the signals carried pursuant to a must carry election.

                                    -xxiii-

        (d) Continental has used reasonable good faith efforts to establish rates charged and a la carte packages provided to subscribers of the Continental
                  ----------
Systems, effective as of September 2, 1993, that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, whether or not such rates or packages were subject to regulation at that date by any Governmental Authority, including any local franchising authority or the FCC.

        (e) Continental has provided to TCICP a true and complete copy of the Social Contract as currently in effect.

        (f) Continental has used reasonable good faith efforts to comply in all material respects with any customer service standards applicable to it with respect to the Continental Systems.

        (g) Continental does not possess any patent, patent right, trademark or copyright and is not a party to any license or royalty agreement with respect to any patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Continental Assets are free of the rightful claim of any third party by way of copyright infringement or the like (excluding claims involving music performance rights).

 Section 4.12  Real Property.  Except under leases described on
 ------------  -------------
Exhibit 2.1(d)(ii) (the "Continental Leases"), Continental does not hold or use
------------------
under lease or lease to others any real property relating to the Continental Systems. Except for the Continental Owned Property described on Exhibit
                                                                 -------
2.1(d)(ii), Continental has no other ownership interest in real property
----------
relating to the Continental Systems. Except for routine repairs, all of the improvements, leasehold improvements and the premises of the Continental Owned Property and the premises demised under the Continental Leases (the "Continental Leased Property") are in good condition and repair and are suitable for the purposes used. The current use and occupancy of the Continental Owned Property and Continental Leased Property do not constitute nonconforming uses under any applicable Legal Requirement in the nature of a zoning law or ordinance. Each parcel of Continental Owned Property and, to Continental's knowledge, each parcel of Continental Leased Property (i) has access to and over public streets, or private streets for which Continental has a valid right of ingress and egress, (ii) conforms in its current use to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (iii) conforms in its use to all restrictive covenants, if any, or other encumbrances affecting all or part of such parcel.

 Section 4.13 Pro Forma Financial Statements; No Adverse Change.
 ------------ -------------------------------------------------

        (a) Continental has delivered to TCICP pro forma financial statements for the Continental Systems consisting of a balance sheet and a statement of operations as of and for the 12 months ended September 30, 1995 (the "Continental Systems Financial Statements"). The Continental Systems Financial Statements fairly present in all material respects the financial condition and the results of operations of the Continental Systems as of the date and for the period indicated therein, as adjusted to reflect the pro forma assumptions described therein, which assumptions are reasonable in all material respects.

        (b) Since September 30, 1995 (i) there has been no material adverse change in the Continental Assets or the financial condition or operations of Continental, the Continental Systems and the Continental Assets and (ii) the financial condition and operations of the Continental Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise.

 Section 4.14 Employees.
 ------------ ---------

        (a) There are no collective bargaining agreements applicable to any persons employed by Continental or an Affiliate of Continental that render services in connection with the Continental Systems ("Continental System Employees"), and neither Continental nor any Affiliate of Continental has any duty to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against Continental or any Affiliate of Continental, or any demand for recognition, or any other request or demand from a labor organization for representative status, with respect to any Continental System Employees.

        (b)   Exhibit 4.14 is a true and complete list of the names and
              ------------
positions of all Continental System Employees. Continental has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, ERISA, continuation coverage requirements of group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

        (c)   Except as described on Exhibit 4.14, Continental has no employment
                                     ------------
agreements, either written or oral, with any Continental System Employee and none of the employment agreements listed on Exhibit 4.14 require TCICP to employ
                                            ------------
any person after Closing.

 Section 4.15 Environmental.
 ------------ -------------

        (a) Continental has received no notice that it is the subject of any "Superfund" evaluation or investigation, or that it is the subject of any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Continental Owned Property or the Continental Leased Property.

        (b) Continental is in compliance with all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges or releases of Hazardous Substances into ambient air, surface water, ground water, land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to the Continental Owned Property or the Continental Leased Property. Continental has received no notice of, and has no knowledge of circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from or on the Continental Owned Property or the Continental Leased Property), which could interfere with or prevent continued compliance, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance from or attributable to the Continental Owned Property or the Continental Leased Property.

 Section 4.16 Holding Period.  At Closing, Continental or one or more
 ------------ --------------
of its Affiliates will have owned each of the Continental Systems for at least 36 consecutive months following the initial construction or acquisition of such Continental System by Continental or one or more of its Affiliates.


                                 ARTICLE 5
                     TCICP'S REPRESENTATIONS AND WARRANTIES
                     --------------------------------------

 TCICP represents and warrants to Continental as follows:

 Section 5.1  Organization and Qualification of TCICP.  TCICP is a
 -----------  ---------------------------------------
limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite partnership power and authority to own and lease the TCICP Assets and to conduct its activities as such activities are currently conducted. TCICP is, or on the Closing Date will be, duly qualified to do business as a foreign limited partnership and is, or prior to Closing will be, in good standing in all jurisdictions in which the ownership or leasing of the TCICP Assets or the nature of its activities in connection with the TCICP Systems makes such qualification necessary.

 Section 5.2  Authority.  TCICP has all requisite partnership power
 -----------  ---------
and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by TCICP have been duly and validly authorized by all necessary action on the part of TCICP. This Agreement has been duly and validly executed and delivered by TCICP and is the valid and binding obligation of TCICP, enforceable against TCICP in accordance with its terms.

 Section 5.3  No Conflict; Required Consents.  Except as described on
 -----------  ------------------------------
Exhibit 5.3, the execution, delivery and performance by TCICP of this Agreement
-----------
do not and will not: (i) conflict with or violate any provision of the Certificate or Agreement of Limited Partnership of TCICP; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate or permit the acceleration of the performance required by, any Contract to which TCICP or a TCI Entity is a party or by which TCICP, a TCI Entity or the assets or properties owned or leased by TCI or a TCI Entity with respect to the TCICP Systems are bound or affected; (iv) result in the creation or imposition of any Lien against or upon any of the TCICP Assets; or (v) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person. Except as described on Exhibit 5.3, no consent, approval or authorization of, or
                       -----------
filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person is required for (w) a TCI Entity to transfer TCICP Assets to TCICP, (x) TCICP to transfer the TCICP Assets to Continental, (y) Continental to operate the TCICP Systems and to own, lease, use and operate the TCICP Assets and the Systems at the places and in the manner in which such Assets are used and each such System is operated and (z) Continental to assume and perform the TCICP Systems Franchises, the TCICP Systems Licenses and the TCICP Systems Contracts.

 Section 5.4  Assets; Title, Condition, and Sufficiency.
 -----------  -----------------------------------------

        (a) The TCI Entities, taken together, have as of the date of this Agreement, and TCICP at Closing will have, good and marketable title to all of the owned TCICP Assets, free and clear of all Liens, except (i) Liens described on Exhibit 5.4, all of which will be terminated, released or, in the case of any
   -----------
rights of first refusal named thereon, waived, as appropriate, at Closing, and
(ii) Permitted Liens. The TCI Entities, taken together, have as of the date of this Agreement, and TCICP at Closing will have, valid leasehold interests in all leased TCICP Assets. Except as described on Exhibit 2.1(b)(i), the TCICP
                                             -----------------
Tangible Personal Property is in good condition and repair, ordinary wear and tear excepted.

        (b) Except for items included in the TCICP Excluded Assets, the TCICP Assets are all of the assets necessary to permit Continental (i) to operate the TCICP Systems substantially as they are being operated on the date of this Agreement and in compliance with all applicable Legal Requirements and requirements of Contracts the obligations under which are included in the Continental Assumed Liabilities and (ii) to perform all of the Continental Assumed Liabilities.

 Section 5.5  TCICP Systems Franchises, TCICP Systems Licenses, TCICP
 -----------  -------------------------------------------------------
Systems Contracts and TCICP Real Property Interests.
---------------------------------------------------

        (a)   Except as described on Exhibits 2.1(b)(ii), (iii), (iv) or (v),
                                     -------------------  -----  ----    ---
2.1(c) or 2.1(c)(i), neither TCICP nor any TCI Entity is bound or affected by
------    ---------
any of the following that relate wholly or primarily to the TCICP Systems: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems, or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements or rights of access;
(v) material pole line and joint line agreements, underground conduit agreements, crossing agreements, or bulk or commercial service agreements; or
(vi) Contracts other than those described in any other clause of this Section 5.5(a) which contemplate payments by or to any TCI Entity or TCICP in any twelve-month period exceeding $10,000 individually or $50,000 in the aggregate.

                                    -xxvii-

        (b) TCICP has delivered to Continental true and complete copies of each of the TCICP Systems Franchises (together with any notices alleging non-compliance with the requirements of any TCICP Systems Franchises), TCICP Systems Licenses, TCICP Systems Contracts and TCICP Real Property Interests, including any amendments thereto (or, in the case of oral TCICP Systems Contracts, true and complete written summaries thereof) and of each document evidencing the TCI Entity's or TCICP's ownership of the TCICP Owned Property. Except as described in Exhibit 5.5: (i) TCICP and each TCI Entity is in compliance with each of the
   -----------
TCICP Systems Franchises and TCICP Systems Licenses owned by it or to which it is a party; (ii) TCICP and each TCI Entity has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its obligations under each of the TCICP Systems Contracts or TCICP Real Property Interests owned by it or to which it is a party; and (iii) to the knowledge of TCICP and the TCI Entity, there has not occurred any default (without regard to lapse of time or the giving of notice, or both) by any Person under any of the TCICP Systems Franchises, TCICP Systems Contracts or TCICP Real Property Interests owned by it or to which it is a party.

 Section 5.6  Employee Benefits.  None of TCICP, any TCI Entity, any
 -----------  -----------------
ERISA Affiliate of TCICP or of any TCI Entity, any employee benefit plan (as defined in section 3(3) of ERISA), or any multiemployer plan (as defined in
Section 3(37) of ERISA) maintained by TCICP, any TCI Entity or any ERISA Affiliate or to which TCICP, any TCI Entity or any ERISA Affiliate, TCICP or of any TCI Entity has the obligation to contribute ("TCI Plans"), is in material violation of any provision of ERISA. No reportable event (within the meaning of Title IV of ERISA) has occurred and is continuing with respect to any TCI Plan and no prohibited transaction (as defined in Section 406 of ERISA) has occurred with respect to any TCI Plan which would result in material liability to TCICP, any TCI Entity or any ERISA Affiliate. No material accumulated funding deficiency (as defined in Section 302 of ERISA) exists with respect to any TCI Plan. Continental is not required, under ERISA, the Code, or any collective bargaining agreement, to establish, maintain, or continue any TCI Plan.

 Section 5.7  Litigation.  Except as set forth in Exhibit 5.7:  (i)
 -----------  ----------                          -----------
there is no Litigation pending or, to TCICP's or any TCI Entity's knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal, against TCICP or any TCI Entity which could adversely affect the financial condition or operations of the TCICP Systems, the TCICP Assets or the ability of TCICP to perform its obligations under this Agreement, or which seeks or could result in the modification, revocation, termination, suspension or other limitation of any of the TCICP Systems Franchises, TCICP Systems Licenses, TCICP Systems Contracts or TCICP Real Property Interests; and (ii) there is not in existence any Judgment requiring TCICP or any TCI Entity to take any action of any kind with respect to the TCICP Assets or the operation of the TCICP Systems, or to which TCICP or any TCI Entity (each only with respect to the TCICP Systems), the TCICP Systems or the TCICP Assets are subject or by which they are bound or affected.

 Section 5.8  Cable Operations.  To the knowledge of TCICP and each
 -----------  ----------------
TCI Entity (with respect to the TCICP Systems which it operates): (i) except as described in Exhibit 5.8, TCICP or the TCI Entity is currently the only cable
             -----------
television operator providing or, to the knowledge of TCICP or the TCI Entity, intending to provide cable television in the service area of the TCICP

                                   -xxviii-

Systems; and (ii) no Person other than TCICP or a TCI Entity has been granted or applied for a cable television franchise in any of the communities or unincorporated areas presently served by the TCICP Systems.

 Section 5.9  Tax Returns; Other Reports.  TCICP, a TCI Entity or an
 -----------  --------------------------
Affiliate of TCICP or a TCI Entity has filed all federal, state, local and foreign tax returns and other reports required to be filed, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure to file or pay which could affect or result in the imposition of a Lien upon the TCICP Assets. Neither TCICP nor a TCI Entity has received notice of, nor does TCICP or a TCI Entity have any knowledge of, any deficiency or assessment or proposed deficiency or assessment from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the TCICP Assets.

 Section 5.10  System Information.  Exhibit 5.10 sets forth a
 ------------  ------------------   ------------
materially true and complete description of the following information as of the date of this Agreement:

        (a)   the number of miles of plant included in the TCICP Assets;

        (b) the number of Individual Subscribers and Subscriber Equivalents served by each of the TCICP Systems;

        (c) the number of single family homes and residential dwelling units passed by each of the TCICP Systems;

        (d) a description of basic and optional or tier services available from each of the TCICP Systems, the rates charged by TCICP for each and the number of Individual Subscribers and Subscriber Equivalents receiving each optional or tier service;

        (e) the stations and signals carried by each of the TCICP Systems and the channel position of each such signal and station;

        (f) the cities, towns, villages, boroughs and counties served by each of the TCICP Systems; and

        (g) information regarding current and planned construction and capital improvement programs with respect to the TCICP Systems.

 Section 5.11 Compliance with Legal Requirements.
 ------------ ----------------------------------

        (a)   Except as set forth in Exhibit 5.11, and except with respect to
                                     ------------
those matters covered by Sections 5.11(b), (c), (d) and (e), which matters are
                         ---------------------  ---     ---
covered exclusively by such sections, the operation of the TCICP Systems as it is currently conducted does not violate or infringe in any material respect any Legal Requirement currently in effect. Neither TCICP nor a TCI Entity has received notice of any violation by TCICP, a TCI Entity or the TCICP Systems of any Legal

Requirement applicable to the operation of the TCICP Systems as currently conducted, and neither TCICP nor a TCI Entity knows of any basis for the allegation of any such violation.

        (b)   Except as set forth in Exhibit 5.11, and subject to the
                                     ------------
limitations set forth in Sections 5.11(d) and (e):  with respect to the TCICP
                         ----------------     ---
Systems, TCICP and each TCI Entity (with respect to the TCICP Systems operated by such TCI Entity) are in compliance in all material respects with the Communications Act and the Cable Act, including requirements of the Acts specifically referred to herein, and have submitted to the FCC all filings, including cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; the operation of the TCICP Systems has been and is in compliance with the rules and regulations of the FCC, and neither TCICP nor any TCI Entity has received notice from the FCC of any violation of its rules and regulations with respect to the TCICP Systems; TCICP and the TCI Entity currently are and the TCI Entity has been since 1986 (with respect to the TCICP Systems owned by it) certified as in compliance with the FCC's equal employment opportunity rules; the TCICP Systems are in compliance with all signal leakage criteria prescribed by the FCC; and for each relevant semi-annual reporting period, TCICP or the appropriate TCI Entity has timely filed with the United States Copyright Office all required Statements of Account in proper form, and has paid when due all required copyright royalty fee payments, relating to the TCICP Systems' carriage of television broadcast signals and is otherwise in compliance with all applicable rules and regulations of the Copyright Office. TCICP has caused to be delivered to Continental true and complete copies of all reports and filings for the past year, made or filed pursuant to FCC and Copyright Office rules and regulations and will make available to Continental all other past reports and filings made or filed pursuant to FCC and Copyright Office rules and regulations. TCICP has caused to be delivered to Continental true and complete copies of all FCC Forms 393, 1200, 1205, 1210, 1215 and 1220 that have been prepared with respect to the TCICP Systems, copies of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the TCICP Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the TCICP Systems, and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed by TCICP or the TCI Entity with respect to the TCICP Systems. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each TCICP Systems Franchise expiring within 36 months after the date of this Agreement.

        (c)   Except as provided in Exhibit 5.11, with respect to the TCICP
                                    ------------
Systems, TCICP or the TCI Entity is in compliance in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder, including (i) duly and timely notifying "local commercial television stations" of inadequate signal strength or increased copyright liability, if applicable, (ii) duly and timely notifying non-commercial educational stations of the location of the cable system's principal headend, (iii) duly and timely notifying subscribers of the channel alignment on the TCICP Systems, (iv) duly and timely notifying "local commercial and noncommercial television stations" of the broadcast signals carried on the TCICP Systems and their channel positions, (v) maintaining the requisite public file identifying broadcast signal carriage, (vi) carrying the broadcast signals after

June 1, 1993, on the TCICP Systems for all "local commercial television stations" which elected must carry status and, if required, up to two "qualified low power stations," (vii) complying with applicable channel placement obligations and (viii) obtaining retransmission consent for all broadcast signals carried on the TCICP Systems after October 5, 1993, except for the signals carried pursuant to a must carry election.

        (d) TCICP and the TCI Entity have used reasonable good faith efforts to establish rates charged and a la carte packages provided to subscribers of
                               ----------
the TCICP Systems, effective as of September 2, 1993, that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, whether or not such rates or packages were subject to regulation at that date by any Governmental Authority, including any local franchising authority or the FCC.

        (e) TCICP and the TCI Entity have used reasonable good faith efforts to comply in all material respects with any customer service standards applicable to each of them with respect to the TCICP Systems.

        (f) Neither TCICP nor the TCI Entity possesses any patent, patent right, trademark or copyright and neither is a party to any license or royalty agreement with respect to any patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The TCICP Assets are free of the rightful claim of any third party by way of copyright infringement or the like (excluding claims involving music performance rights).

 Section 5.12  Real Property.  Except under leases described on
 ------------  -------------
Exhibit 2.1(b)(ii) (the "TCICP Leases"), neither TCICP nor the TCI Entity holds
------------------
or uses under lease or leases to others any real property relating to the TCICP Systems. Except for the TCICP Owned Property described on Exhibit 2.1(b)(ii),
                                                           ------------------
neither TCICP nor the TCI Entity has other ownership interests in real property relating to the TCICP Systems. Except for the vacant building at the Loon Hill Road, Dracut location and except for routine repairs, all of the improvements, leasehold improvements and the premises of the TCICP Owned Property and the premises demised under the TCICP Leases (the "TCICP Leased Property") are in good condition and repair and are suitable for the purposes used. The current use and occupancy of the TCICP Owned Property and TCICP Leased Property do not constitute nonconforming uses under any applicable Legal Requirement in the nature of a zoning law or ordinance. Each parcel of TCICP Owned Property and, to TCICP's and each TCI Entity's knowledge (with respect to the TCICP Leased Property leased by it), each parcel of TCICP Leased Property (i) has access to and over public streets, or private streets for which TCICP or the TCI Entity has a valid right of ingress and egress, (ii) conforms in its current use to all material zoning requirements without reliance upon a variance issued by a local government or a classification of the parcel in question as a nonconforming use and (iii) conforms in its use to all restrictive covenants, if any, or other encumbrances affecting all or part of such parcel. To the knowledge of TCICP and each TCI Entity (with respect to the TCICP Owned Property owned by it) the TCICP Owned Property complies, or prior to Closing will comply, with Massachusetts law regarding septic systems, including transfer provisions, and will be inspected prior to Closing if applicable.

 Section 5.13  Pro Forma Financial Statements; No Adverse Change.
 ------------  -------------------------------------------------

        (a) TCICP has delivered to Continental pro forma financial statements for the Continental Systems consisting of a balance sheet and a related statement of operations as of and for the 12 months ended September 30, 1995 (the "TCICP Systems Financial Statements"). The TCICP Systems Financial Statements fairly present in all material respects the financial condition and the results of operations of the TCICP Systems as of the date and for the period indicated therein, as adjusted to reflect the pro forma assumptions described therein, which assumptions are reasonable in all material respects.

        (b) Since September 30, 1995, there has been no material adverse change in the TCICP Assets or the financial condition or operations of TCICP, the TCI Entity or the TCICP Systems and the TCICP Assets, and the financial condition and operations of the TCICP Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise.

 Section 5.14 Employees.
 ------------ ---------

        (a) There are no collective bargaining agreements applicable to any persons employed by TCICP, the TCI Entity or any Affiliate of either of them that render services in connection with the TCICP Systems ("TCICP System Employees"), and none of TCICP, the TCI Entity or any Affiliate of either of them has any duty to bargain with any labor organization with respect to any TCICP System Employees. There are not pending any unfair labor practice charges against TCICP, the TCI Entity or any Affiliate of either of them, nor any demand for recognition, or any other request or demand from a labor organization for representative status, with respect to TCICP System Employees.

        (b)   Exhibit 5.14 is a true and complete list of the names and
              ------------
positions of all TCICP System Employees. TCICP and the TCI Entity have complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, ERISA, continuation coverage requirements of group health plans, and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination immigration control and the payment and withholding of Taxes.

        (c)   Except as described on Exhibit 5.14, neither TCICP nor the TCI
                                     ------------
Entity has any employment agreement, either written or oral, with any TCICP System Employee and none of the employment agreements listed on Exhibit 5.14
                                                                ------------
require Continental to employ any person after Closing.

 Section 5.15 Environmental.
 ------------ -------------

        (a) Neither TCICP nor any TCI Entity has received notice that it is the subject of any "Superfund" evaluation or investigation, or that it is the subject of any investigation or

                                    -xxxii-
proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the TCICP Owned Property or the TCICP Leased Property.

        (b) TCICP and the TCI Entity are in compliance with all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges or releases of Hazardous Substances into ambient air, surface water, ground water, land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to the TCICP Owned Property or the TCICP Leased Property. Neither TCICP nor the TCI Entity has received notice of, and has no knowledge of circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices or incidents (including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from or on the TCICP Owned Property or the TCICP Leased Property), which could interfere with or prevent continued compliance, or which are reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage , disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance from or attributable to the TCICP Owned Property or the TCICP Leased Property.

 Section 5.16  Holding Period.  At Closing, TCICP or one or more of
 ------------  --------------
its Affiliates will have owned each of the TCICP Systems for at least 36 months following the initial construction or acquisition of such TCICP System by TCICP or one or more of its Affiliates.



                                   ARTICLE 6
                                   COVENANTS
                                   ---------

 Section 6.1  Certain Affirmative Covenants.  Except as the other
 -----------  -----------------------------
party may otherwise consent in writing, between the date of this Agreement and Closing TCICP (on behalf of itself and each TCI Entity), with respect to each of the TCICP Systems and the TCICP Assets, and Continental, with respect to each of the Continental Systems and the Continental Assets, will:

        (a) operate or cause to be operated that System only in the usual, regular and ordinary course and in accordance with past practices (including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects) and, to the extent consistent with such operation, and use its commercially reasonable efforts to (i) preserve the current business organization of that System intact, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with that System, unless the other party requests otherwise, (ii) use reasonable efforts to keep available the services of its employees providing services in connection with the System and (iii) continue normal marketing, advertising and promotional expenditures with respect to that System;

                                   -xxxiii-

        (b) maintain or cause to be maintained (i) those Assets in good condition and repair, ordinary wear excepted, and (ii) in full force and effect policies of insurance with respect to those Assets and the operation of that System, in such amounts and with respect to such risks as are customarily maintained by operators of cable television systems of the size and in the geographic location of that System;

        (c) maintain or cause to be maintained its books, records and accounts with respect to those Assets and the operation of that System in the usual, regular and ordinary manner on a basis consistent with past practices;

        (d) (i) give or cause to be given to the other, and its counsel, accountants and other representatives, full access during normal business hours to that System, its Owned Property, its Leased Property, all of its Assets, its books and records and that System's personnel; and (ii) furnish or cause to be furnished to the other and such representatives all such additional documents, financial information and other information as the other from time to time reasonably may request; provided that no investigation will affect or limit the scope of any of the representations and warranties of the other herein or in any Transaction Document or limit liability for any breach of such representations and warranties;

        (e) (i) complete and file, or cause to be completed and filed, on or before February 23, 1996, any notification and report required to be filed under the HSR Act; and (ii) take any additional action that may be necessary, proper or advisable, and furnish to each other such necessary information and reasonable assistance as the other may reasonably request, in connection with the preparation of necessary filings or submissions under the HSR Act; provided that if either party, in its sole opinion, considers a request from a Governmental Authority for additional data and information in connection with the HSR Act to be unduly burdensome, such party may terminate this Agreement;

        (f) use its commercially reasonable efforts to obtain in writing as promptly as possible the Required Consents and any other consent, authorization or approval required to be obtained by such party in connection with the transactions contemplated hereunder, and deliver to the other copies of such Required Consents and such other consents, authorizations or approvals, in each case in form and substance reasonably satisfactory to the other party; provided, however, that each party will afford the other party the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought and neither party will accept or agree or accede to any modifications or amendments to, or any conditions to the transfer of, any of the System Franchises, System Licenses, System Contracts or Real Property Interests of its Systems that are not approved in writing by the other, which approval will not be unreasonably withheld;

        (g) promptly deliver to the other true and complete copies of all monthly and quarterly financial statements and operating reports and any reports with respect to the operation of that System prepared by or for such party at any time from the date hereof until Closing, and any other similar materials which the other may reasonably request;

                                    -xxxiv-

        (h) promptly notify the other of any circumstance, event or action by it or otherwise (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in any of its representations and warranties in this Agreement or in any Transaction Document not being true and correct in all material respects when made or at Closing, and, with respect to clause (ii), use its commercially reasonable efforts to remedy the same;

        (i) use its commercially reasonable efforts to obtain certificates in form reasonably acceptable to the other party, to be dated as of Closing, executed by the lessor of each of the Continental Leases under which Continental is a lessee, in the case of Continental (the "Continental Estoppel Certificates"), and by the lessor of each of the TCICP Leases under which TCICP or the TCI Entity is a lessee, in the case of TCICP (the "TCICP Estoppel Certificates"), each certifying that the respective real property lease has not been modified except as shown and is in full force and effect and that the parties are not in default thereunder, and stating the amount of the rent payable thereunder;

        (j) give or cause to be given to the other, and its counsel, accountants and other representatives, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, and 1220 or any other FCC forms required under the regulations of the FCC promulgated under the Cable Act that are prepared with respect to that System; and before such forms are filed, the parties will consult in good faith concerning the contents of such forms; and

        (k) use reasonable good faith efforts to establish or cause to be established rates charged and a la carte packages provided to subscribers of
                              ----------
that System, as of the Closing Date, that would be allowable under the regulations of the FCC promulgated under the Cable Act.

 Section 6.2  Certain Negative Covenants.  Except as Continental or
 -----------  --------------------------
TCICP may otherwise consent in writing, or as contemplated by this Agreement between the date of this Agreement and Closing, TCICP with respect to the TCICP Systems and the TCICP Assets will not, and will cause the TCI Entity not to, and Continental with respect to the Continental Systems and the Continental Assets will not:

        (a) modify, terminate, renew, suspend or abrogate any System Contract other than in the ordinary course of business;

        (b) modify, terminate, renew, suspend or abrogate any System Franchise, Real Property Interest or System License;

        (c) enter into any transaction or take any action that would result in any of its representations and warranties in this Agreement or in any Transaction Document not being true and correct in all material respects when made or at Closing;

        (d) engage in any marketing, subscriber installation or collection practices that are inconsistent with its past practices; or

        (e) change the rate charged for any level of basic cable television service or any pay cable television service or add or delete any programming services.

 Section 6.3  Confidentiality and Publicity.
 -----------  -----------------------------

        (a) Any non-public information that either party may obtain from the other in connection with this Agreement with respect to the other's System will be confidential and, unless and until the Closing occurs, such party will not disclose any such information to any other Person (other than its and its Affiliates' directors, officers and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (ii) to the extent that such party may, in the reasonable judgment of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it has used commercially reasonable efforts, and has afforded the other the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. In the event of termination of this Agreement, each party will use commercially reasonable efforts to cause to be delivered to the other, and will retain no copies of, any documents, work papers or other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution of this Agreement.

        (b) TCICP and Continental each will consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Continental System Employees and TCICP System Employees concerning this Agreement and the transactions contemplated hereby. Except as required by applicable Legal Requirements, neither TCICP nor Continental will make any such release, announcement or statement without the prior written consent and approval of the other.

 Section 6.4  Title Insurance Commitments.  Continental and TCICP each
 -----------  ---------------------------
will provide to the other, on or before February 29, 1996, (i) commitments to issue title insurance policies ("Title Commitments") issued by a nationally recognized title insurance company (a "Title Company") and containing policy limits and other terms reasonably acceptable to the other and, to the extent available, photocopies of all recorded items described as exceptions therein, committing to insure fee title in the other to each parcel of the Owned Property included in its respective Assets, by ALTA Form B (1987 Rev.) owner's policies of title insurance and (ii) surveys of each parcel of the Owned Property included in its respective Assets in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments with the standard printed exceptions relating to survey matters deleted (the "Surveys"), certified to the other and to the Title Company issuing a Title Commitment with respect to that Owned Property. If Continental or TCICP notifies

                                    -xxxvi-
the other within 20 days of its receipt of both the Title Commitments and the Surveys of any Lien or other matter affecting title to Owned Property of the other which renders title to any parcel of Owned Property unmarketable or prevents the use of any parcel of Owned Property for the purposes for which it is currently used by the other (each a "Title Defect"), the other will exercise commercially reasonable efforts to remove or, with the consent of the objecting party, cause the Title Company to commit to insure over, each such Title Defect prior to Closing.

 Section 6.5  Leased Vehicles.  Each party will pay the remaining
 -----------  ---------------
balances on any leases for vehicles included in its Tangible Personal Property and will deliver title to such vehicles free and clear of all Liens to the other party at Closing.

 Section 6.6  Programming.  Each party will execute and deliver such
 -----------  -----------
documents and take such action as may be reasonably requested by the other party to enable such other party to comply with the requirements of its programming agreements with respect to divestitures and acquisitions of cable television systems; provided, however, that neither party will be required hereunder to provide specific programming or channels or to assume any liability with respect to or in connection with the other's programming agreements.

 Section 6.7  Consents.  Subsequent to Closing, each of TCICP with
 -----------  --------
respect to its Systems and Assets and Continental with respect to its System and Assets will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any consent, authorization or approval required to be obtained by it in connection with the transactions contemplated hereunder which was not obtained on or before Closing and will deliver to the other copies of the same, reasonably satisfactory in form and substance to the other. The obligations set forth in this Section will survive Closing and will not be merged in the consummation of the transactions contemplated hereby.

 Section 6.8  Subscriber Billing Services.  Continental and TCICP will
 -----------  ---------------------------
each provide to the other, upon request, reasonable access to and the right to use its billing system computers, software and related fixed assets in connection with the System acquired by the other for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). Each party will notify the other at least 10 days prior to Closing as to whether it desires Transitional Billing Services from the other. All Transitional Billing Services, if any, that are requested by a party will be provided on terms and conditions reasonably satisfactory to each Party.

 Section 6.9  Distant Broadcast Signals.  Unless otherwise restricted
 -----------  -------------------------
or prohibited by any Governmental Authority or applicable Legal Requirements, if requested by the party to which a System will be transferred under this Agreement, the transferor of a System hereunder will delete, prior to the Closing Date, any distant broadcast signals which the transferee determines will result in unacceptable liability on the part of the transferee for copyright payments with respect to continued carriage of such signals after the Closing Date.

 Section 6.10  Post-Closing Cooperation upon Inquiries as to Rates.
 ------------  ---------------------------------------------------
For a period of 12 months after Closing, each party will cooperate with and assist the other by providing, upon request,

                                   -xxxvii-
all information in that party's possession (and not previously made available to the requesting party) relating directly to the rates set forth in Exhibits 4.10
                                                                  -------------
or 5.10, as applicable, or on any of FCC Forms 393, 1200, 1205, 1210, 1215,
   ----
1220, 1240, or other FCC Forms that the requesting party may reasonably require to justify such rates in response to any inquiry, order or requirement of any Governmental Authority.

 Section 6.11  Employee Continuation Plans.  TCICP, at its expense,
 ------------  ---------------------------
will provide to any Continental System Employees whose employment is terminated after the Closing Time, and Continental, at its expense, will provide to any TCICP System Employees whose employment is terminated after the Closing Time, the benefits to which such System Employees are entitled (or, in the case of TCICP System Employees, to which such System Employees would be entitled if they were Continental System Employees) under the Continental Employee Continuation Plan. Continental System Employees and TCICP System Employees who are entitled to payments under this Section 6.11 will not be entitled to payments from TCICP or Continental under any other severance or similar plan that would otherwise be applicable to such employees.

 Section 6.12  MPT.  Except for the Migrated Product Tier to be
 ------------  ---
implemented by Continental as of January 1, 1996 in the Lake St. Louis System, the St. Louis County System and in the Overland, Breckenridge Hills, University City, Clayton, Brentwood and Maplewood franchise areas of the Overland System, Continental will not implement any Migrated Product Tier in the Continental Systems pursuant to the Social Contract that will be applicable after Closing, without the prior written consent of TCICP, which consent will not be unreasonably withheld.

 Section 6.13  Updated Schedules.  Either party may provide
 ------------  -----------------
substitutes for any of the Exhibits to this Agreement relating to such party's Systems by providing notice and copies of such substitute Exhibits, along with a copy of any substitute Exhibit marked to show changes from the form of such Exhibit attached to this Agreement, to the other party on or before January 16, 1996. Any such substitute Exhibit will become a part of this Agreement for all purposes, in place of the corresponding Exhibit attached to this Agreement.

 Section 6.14  Certain Notices.  TCICP, with respect to the TCICP
 ------------  ---------------
Systems, and Continental, with respect to Continental Systems, will cause to be timely filed, a request for renewal under Section 626 of the Cable Act with the proper Governmental Authority with respect to cable franchises that will expire within 36 months after any date between the date of this Agreement and the Closing Date.

 Section 6.15  Continental Franchise Expirations. Prior to Closing,
 ------------  ----------- ---------------------
Continental will obtain renewals of the Continental Systems Franchises that are scheduled to expire prior to the Closing Date on terms reasonably satisfactory to TCICP.

 Section 6.16  TCICP Franchise Expirations. Prior to Closing, TCICP
 ------------  ---------------------------
will obtain renewals of the TCICP Systems Franchises that are scheduled to expire prior to the Closing Date on terms reasonably satisfactory to Continental.

                                   -xxxviii-

                                  ARTICLE 7
                              CONDITIONS PRECEDENT
                              --------------------

 Section 7.1  Conditions to Continental's Obligations.  The obligations
 -----------  ---------------------------------------
of Continental to consummate the transactions contemplated by this Agreement will be subject to the following conditions, which may be waived by Continental:

        (a)   Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of TCICP in this Agreement and in any Transaction Document to which TCICP or any TCI Entity is a party, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes, if any, permitted or contemplated by this Agreement.

        (b)   Performance of Agreements.  TCICP has performed or caused to be
              -------------------------
performed in all material respects all obligations and agreements and has complied or caused to be complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it or a TCI Entity at or before Closing.

        (c)   Officer's Certificate.  Continental has received a certificate
              ---------------------
executed by an executive officer of TCICP, dated as of Closing, reasonably satisfactory in form and substance to Continental, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

        (d)   Legal Proceedings.  There is no Legal Requirement, and no Judgment
              -----------------
has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement or by any Transaction Document or (ii) requires separation or divestiture by Continental of all or any significant portion of the TCICP Assets after Closing, and there is no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

        (e)   Opinion of FCC Counsel.  Continental has received an opinion of
              ----------------------
Cole, Raywid & Braverman, special FCC counsel to TCICP, dated as of Closing, reasonably satisfactory in form and substance to Continental ("TCICP FCC Counsel Opinion").

        (f)   TCICP Counsel Opinion.  Continental has received an opinion of
              ---------------------
Mary S. Willis, Esq., counsel to TCICP, dated as of Closing, reasonably satisfactory in form and substance to Continental (the "TCICP Counsel Opinion").

        (g)   HSR Act Waiting Period.  The waiting period under the HSR Act with
              ----------------------
respect to the transactions contemplated by this Agreement has expired or been terminated.

        (h)   Consents.  Continental has received evidence, in form and
              --------
substance reasonably satisfactory to it, that the TCICP Required Consents have been obtained.

                                    -xxxix-

        (i)   No Material Adverse Change.  There has been no material adverse
              --------------------------
change in the TCICP Assets, or the financial condition or operations of the TCICP Systems since the date of this Agreement.

        (j)   Title Defects.  With respect to the TCICP Systems, there exists no
              -------------
Title Defect which the Title Company has not deleted from the Title Commitments or, with the consent of Continental, committed to insure over.

        (k)   Environmental Assessments.  Any environmental audits or
              -------------------------
assessments conducted by Continental with respect to the TCICP Owned Property or the TCICP Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances, which presence reasonably could be expected to give rise to material liability on the part of Continental.

        (l)   Documents and Records.  TCICP has delivered to Continental (i) all
              ---------------------
existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, System construction and as-built maps and (ii) all customer lists, files and records used by TCICP or the TCI Entity in connection with the operation of the TCICP Systems, including a list of all pending subscriber hook-ups, disconnect and repair orders supply orders, and any other lists reasonably necessary to the operation of the TCICP Systems. Delivery of the foregoing will be deemed made to the extent such lists, files and records are then located at any of the offices included in the TCICP Owned Property or Real Property Interests.

        (m)   Retransmission Consents.  With respect to any retransmission
              -----------------------
consent agreements for broadcast signals carried on the TCICP Systems that are included as part of the TCICP Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on terms and conditions reasonably acceptable to Continental. With respect to any retransmission consent agreements for broadcast signals carried on the Continental Systems, Continental shall have been relieved of any obligations under such retransmission consent agreements after the Closing Date or indemnified by TCICP with respect thereto to the reasonable satisfaction of Continental.

        (n)   TCI Noncompetition Agreement.  TCI Communications, Inc. has
              ----------------------------
executed and delivered a Noncompetition Agreement substantially in the form attached as Exhibit 7.1.
            -----------

 Section 7.2  Conditions to TCICP's Obligations.  The obligations of
 -----------  ---------------------------------
TCICP to consummate the transactions contemplated by this Agreement will be subject to the following conditions, which may be waived by TCICP:

        (a)   Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Continental in this Agreement and in any Transaction Document to which Continental is a party, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects at and as of Closing with the same effect as if made at and as of Closing.

                                     -xl-

        (b)   Performance of Agreements.  Continental has performed in all
              -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before Closing.

        (c)   Officer's Certificate.  TCICP has received a certificate executed
              ---------------------
by an executive officer of Continental, dated as of Closing, reasonably satisfactory in form and substance to TCICP, certifying that the conditions specified Sections in 7.2(a) and (b) have been satisfied.

        (d)   Legal Proceedings.  There is no Legal Requirement, and no Judgment
              -----------------
has been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby or by any Transaction Document or (ii) requires separation or divestiture by TCICP of all or any significant portion of the Continental Assets after Closing, and there is no Litigation pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

        (e)   Opinion of FCC Counsel.  TCICP has received an opinion of Cole,
              ----------------------
Raywid and Braverman, special FCC counsel to Continental, dated as of Closing, reasonably satisfactory in form and substance to TCICP ("Continental FCC Counsel Opinion").

        (f)   Continental Counsel Opinion.  TCICP has received an opinion of
              ---------------------------
Sullivan & Worcester, A Registered Limited Liability Partnership, dated as of Closing, reasonably satisfactory in form and substance to TCICP (the "Continental Counsel Opinion").

        (g)   HSR Act Waiting Period.  The waiting period under the HSR Act with
              ----------------------
respect to the transactions contemplated by this Agreement has expired or been terminated.

        (h)   Consents.  TCICP has received evidence, in form and substance
              --------
reasonably satisfactory to it, that the Continental Required Consents have been obtained.

        (i)   No Material Adverse Change.  There has been no material adverse
              --------------------------
change in the Continental Assets or the financial condition or operations of the Continental Systems since the date of this Agreement.

        (j)   Title Defects.  With respect to the Continental Systems, there
              -------------
exist no Title Defect which the Title Company has not deleted from the Title Commitments or, with the consent of TCICP, committed to insure over.

        (k)   Environmental Assessments.  Any environmental audits or
              -------------------------
assessments conducted by TCICP with respect to the Continental Owned Property or the Continental Leased Property do not indicate the presence thereon, or the likelihood of presence thereon, of Hazardous Substances, which presume reasonably could be expected to give rise to a material liability on the part of TCICP.

                                     -xli-

        (l)   Documents and Records.  Continental has delivered to TCICP (i) all
              ---------------------
existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, System construction and as-built maps relating to the Continental Systems and (ii) all customer lists, files and records used by Continental in connection with the operation of the Continental Systems, including a list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the Continental Systems. Delivery of the foregoing will be deemed made to the extent such lists, files and records are then located at any of the offices included in the Continental Owned Property or Real Property Interests.

        (m)   Retransmission Consents.  With respect to any retransmission
              -----------------------
consent agreements for broadcast signals carried on the Continental Systems that are included as part of the Continental Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals have been obtained on terms and conditions reasonably acceptable to TCICP. With respect to any transmission consent agreements for broadcast signals that are carried on the TCICP Systems, TCICP shall have been relieved of any obligations under such retransmission consent agreements after the Closing Date or indemnified by Continental with respect thereto to the reasonable satisfaction of TCICP.

        (n)   Continental Noncompetition Agreement.  Continental Cablevision,
              ------------------------------------
Inc. has executed and delivered a Noncompetition Agreement substantially in the form attached as Exhibit 7.2.
                 -----------



                                   ARTICLE 8
                                    CLOSING
                                    -------

 Section 8.1  Closing; Time and Place.  The closing of the transactions
 -----------  -----------------------
contemplated by this Agreement ("Closing") will take place at a time and location mutually determined by TCICP and Continental on the last day of the calendar month during which all conditions set forth in Sections 7.1 and
                                                            ------------
7.2 have either been satisfied or waived in writing by the party entitled to the
---
benefit of such condition; provided, however, that if Closing has not occurred by June 30, 1996, then Closing will take place within 10 days after the date on which all conditions set forth in Sections 7.1 and 7.2 have either been
                                  ------------     ---
satisfied or waived in writing by the party entitled to the benefit of such condition.

 Section 8.2  TCICP's Obligations.  At Closing, TCICP will deliver or cause
 -----------  -------------------
to be delivered to Continental the following:

        (a)   Cash Purchase Price.  The Cash Purchase Price, by wire transfer of
              -------------------
immediately available funds to the account designated by Continental.

                                    -xlii-

        (b)   Current Items Amount.  The agreed estimated Current Items Amount,
              --------------------
if it favors Continental, by wire transfer of immediately available funds to the account designated by Continental.

        (c)   Bill of Sale and Asset and Assumption Agreement.  The executed
              ------------------------------------- ---------
Bill of Sale and Assignment and Assumption Agreement to Continental in the forms of Exhibits 8.2(c)(i) and 8.3(b), with such modifications, if any, as may be
   ------------------     ------
necessary or advisable to cause such forms to be effective under applicable law.

        (d)   Vehicle Titles.  Title certificates to all vehicles included among
              --------------
the TCICP Assets, endorsed for transfer of title to Continental, and separate bills of sale therefor, if required by the laws of the States in which such vehicles are titled.

        (e)   Evidence of Necessary Actions.  Certified resolutions, or other
              -----------------------------
evidence reasonably satisfactory to Continental, that TCICP has taken all actions necessary to authorize the execution of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby, including evidence of proper transfer of the TCICP Assets from each TCI Entity to TCICP.

        (f)   Deeds.  Special warranty deeds conveying to Continental, subject
              -----
only to the exceptions reflected on the TCICP Title Policies, each parcel of the TCICP Owned Property.

        (g)   Title Policies.  ALTA Form B (1987 Rev.) owner's policies of title
              --------------
insurance, insuring Continental's fee title in each parcel of the TCICP Owned Property endorsed to delete or modify to the satisfaction of Continental the standard printed exceptions and any Title Defects, the premiums and charges for which will have been paid by TCICP (the "TCICP Title Policies"), or the irrevocable written commitment of the Title Company to deliver the TCICP Title Policies; Continental will pay the premiums and charges for any non-standard endorsements Continental requests with respect to any TCICP Title Policy.

        (h)   Officer's Certificate. The certificate described in
              ---------------------
Section 7.1(c);

        (i)   TCICP FCC Counsel Opinion.  The TCICP FCC Counsel Opinion.
              -------------------------

        (j)   TCICP Counsel Opinion.  The TCICP Counsel Opinion.
              ---------------------

        (k)   Estoppel Certificates.  Any TCICP Estoppel Certificates
              ---------------------
obtained pursuant to Section 6.1(h).

        (l)   Lien Releases.  Evidence satisfactory to Continental that all
              -------------
Liens (other than Permitted Liens) affecting or encumbering the TCICP Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to Continental effecting such terminations, releases or waivers.

                                    -xliii-

        (m)   FIRPTA Certificate. A FIRPTA Non-Foreign Seller Certificate
              ------------------
certifying that TCICP is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, reasonably satisfactory in form and substance to Continental.

        (n)   Septic System Compliance.  Evidence satisfactory to Continental of
              ------------------------
compliance with Massachusetts law regarding septic system ownership transfer.

        (o)   Other.  Such other documents and instruments as may be necessary
              -----
to effect the intent of this Agreement and consummate the transactions contemplated hereby.

 Section 8.3  Continental's Obligations.  At Closing, except as
 -----------  -------------------------
otherwise provided below, Continental will deliver or cause to be delivered to TCICP the following:

        (a)   Current Items Amount.  The agreed estimated Current Items Amount,
              --------------------
if it favors TCICP, by wire transfer of immediately available funds to the account designated by TCICP or, at TCICP's election, by reduction of the Cash Purchase Price.

        (b)   Bill of Sale and Assignment.  The executed Bill of Sale and
              ---------------------------
Assignment and Assumption Agreements in the forms of Exhibits 8.3(b) and
                                                     ---------------
8.2(c)(i), with such modifications, if any, as may be necessary or advisable to
---------
cause such forms to be effective under applicable law.

        (c)   Vehicle Titles.  Title certificates to all vehicles included among
              --------------
the Continental Assets, endorsed for transfer of title to TCICP, and separate bills of sale therefor, if required by the laws of the States in which such vehicles are titled.

        (d)   Evidence of Authorization Actions.  Certified resolutions of the
              ---------------------------------
Board of Directors of Continental, or other evidence reasonably satisfactory to TCICP, that Continental has taken all action necessary to authorize the execution of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby.

        (e)   Deeds.  Special warranty deeds conveying to TCICP, subject only to
              -----
the exceptions reflected on the Continental Title Policies, each parcel of the Continental Owned Property.

        (f)   Title Policies.  ALTA Form B (1987 Rev.) owner's policies of title
              --------------
insurance, insuring TCICP's fee title in each parcel of the Continental Owned Property endorsed to delete or modify to the satisfaction of TCICP the standard printed exceptions and any Title Defects, the premiums and charges for which will have been paid by Continental (the "Continental Title Policies"), or the irrevocable written commitment of the Title Company to deliver the Continental Title Policies; TCICP will pay the premiums and charges for any non-standard endorsements TCICP requests with respect to any Continental Title Policy.

        (g)   Officer's Certificate.  The certificate described
              ---------------------
in Section 7.2(c).

                                    -xliv-

        (h)   Continental FCC Counsel Opinion.  The Continental FCC
              -------------------------------
Counsel Opinion.

        (i)   Continental Counsel Opinion.  The Continental Counsel Opinion.
              ---------------------------

        (j)   Estoppel Certificates.  Any Continental Estoppel Certificates
              ---------------------
obtained pursuant to Section 6.1(h).

        (k)   Lien Releases.  Evidence satisfactory to TCICP that all Liens
              -------------
(other than Permitted Liens) affecting or encumbering the Continental Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form satisfactory to TCICP effecting such terminations, releases or waivers.

        (l)   FIRPTA Certificate.  FIRPTA Non-Foreign Seller Certificate
              ------------------
certifying that Continental is not a foreign person within the meaning of
Section 1445 of the Internal Revenue Code of 1986, as amended, reasonably satisfactory in form and substance to TCICP.

        (m)   Other.  Such other documents and instruments as may be necessary
              -----
to effect the intent of this Agreement and consummate the transactions contemplated hereby.



                                   ARTICLE 9
                            TERMINATION AND DEFAULT
                            -----------------------

 Section 9.1  Termination Events.  This Agreement may be terminated
 -----------  ------------------
and the transactions contemplated hereby may be abandoned:

        (a)   at any time, by the mutual agreement of Continental and TCICP;

        (b) by either Continental or TCICP, at any time, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein or in any Transaction Document, or if any of its representations herein or in any Transaction Document are not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true;

        (c) by either Continental or TCICP, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 7.1 and 7.2,
                                                         ------------     ---
respectively, have not been satisfied on or before September 30, 1996 (the "Outside Closing Date"), for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; or

                                     -xlv-

        (d) by either Continental or TCICP, on or before January 31, 1996, if the results and findings of such party's investigations of the Continental Systems or the TCICP Systems are not satisfactory in the sole discretion of the terminating party; or

        (e)   as otherwise provided herein.

 Section 9.2  Effect of Termination.  If this Agreement is terminated
 -----------  ---------------------
pursuant to Section 9.1., all obligations of the parties hereunder will
            ------------
terminate, except for the obligations set forth in Sections 6.3, 11.1, 11.2 and
                                                   ------------  ----  ----
11.13.  Termination of this Agreement pursuant to Sections 9.1(b) or (c) will
-----                                             ---------------    ---
not limit or impair any remedies that either TCICP or Continental may have with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.


                                   ARTICLE 10
                                INDEMNIFICATION
                                ---------------

 Section 10.1 Indemnification by TCICP.  From and after Closing,
 ------------ ------------------------
TCICP will indemnify and hold harmless Continental and its Affiliates, partners, officers, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

        (a) any representations and warranties made by TCICP in this Agreement or in any Transaction Document not being true and accurate in all material respects, when made or at Closing, provided that indemnification under this paragraph is sought within the time periods and in the manner stated in Section
                                                                        -------
10.5;
-----

        (b) any failure by TCICP to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

        (c)   the operation of the TCICP Systems prior to the Closing Time;

        (d) all liabilities of TCICP or relating to the TCICP Systems that are not Continental Assumed Liabilities; and

        (e)    the TCICP Assumed Liabilities.

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by Continental or any other Indemnitee under this Section, in addition to any indemnity obligation of TCICP under this Section, TCICP will furnish a bond sufficient to obtain the prompt release thereof within 10 days after receipt from Continental of notice thereof.

 Section 10.2 Indemnification by Continental.  From and after
 ------------ ------------------------------
Closing, Continental will indemnify and hold harmless TCICP, its Affiliates, officers and directors, employees, agents and

                                    -xlvi-
representatives, and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from:

        (a) any representations and warranties made by Continental in this Agreement or in any Transaction Document not being true and accurate in all material respects when made or at Closing, provided that indemnification under this paragraph is sought within the time periods and in the manner stated in

Section 10.5;
-------------

        (b) any failure by Continental to perform in all material respects any of its covenants, agreements, or obligations in this Agreement or in any Transaction Document;

        (c)   the operation of the Continental Systems prior to the Closing
Time;

        (d) all liabilities of Continental or relating to the Continental Systems that are not TCICP Assumed Liabilities; and

        (e)   the Continental Assumed Liabilities.

If, by reason of the claim of any third party relating to any of the matters subject to such indemnification, a Lien is placed or made upon any of the properties or assets owned or leased by TCICP or any other Indemnitee under this Section, in addition to any indemnity obligation of Continental under this Section, Continental will furnish a bond sufficient to obtain the prompt release thereof within 10 days after receipt from TCICP of notice thereof.

 Section 10.3 Procedure for Indemnified Third Party Claim.  Promptly
 -----------  -------------------------------------------
after receipt by a party entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 10.1 or 10.2, the
                                                     -------------    ----
Indemnitee will give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter will keep the Indemnitor reasonably informed with respect thereto if the Indemnitor does not assume the defense of such claim; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein will not relieve the Indemnitor of its obligations hereunder, except to the extent that such failure to give notice will prejudice any defense or claim available to the Indemnitor. In case any Litigation will be brought against any Indemnitee, the Indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor will assume the defense of any Litigation, it will not settle the Litigation unless the settlement will include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation. If the Indemnitor does not assume the defense of any Litigation, the Indemnitor will nevertheless provide reasonable cooperation to the Indemnitee in the defense of such Litigation, and any settlement of such Litigation will be on terms reasonable satisfactory to the Indemnitor.

                                    -xlvii-

 Section 10.4 Determination of Indemnification Amounts and Related Matters.
 ------------ -----------------------------------------------------------

        (a)   TCICP and Continental will have no liability under Sections
                                                                 --------
10.1(a) and 10.2(a), respectively, unless, and only to the extent that, the
-------     -------
aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $200,000 (the "Minimum Damage Requirement"); provided, that the Minimum Damage Requirement will not apply to any Losses resulting from or arising out of (i) the failure by TCICP or Continental, as applicable, to pay any tax or franchise fee to any Governmental Authority when due or any other breach of such party's representations, warranties, covenants or agreements with respect, to tax matters contained in this Agreement, and (ii) the failure by TCICP or Continental as applicable to pay any copyright payments, including interest and penalties thereon, when due or any other breach of such parties' representations, warranties, covenants or agreements with respect to copyright payments contained in this Agreement. TCICP and Continental will have no liability under Sections 10.1(a) and 10.2(a), respectively, to the extent that
                ----------------     -------
the aggregate amount of Losses otherwise subject to its indemnification obligations hereunder exceeds $30,000,000.

        (b) Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 10.1 or 10.2 will be payable by the Indemnitor as
                 -------------    ----
incurred by the Indemnitee, and will bear interest at the rate per annum publicly announced from time to time by The Bank of New York as its prime rate plus 2% from the date the Losses for which indemnification is sought were incurred by the Indemnitee until the date of payment of indemnification by the Indemnitor.

 Section 10.5 Time and Manner of Certain Claims.  The indemnification
              ---------------------------------
obligations and remedies set forth in this Article 10 are intended to be the sole and exclusive remedy of the parties with respect to the matters for which indemnification may be sought pursuant to Sections 10.1 or 10.2 elsewhere in
                                          -------------    ----
this Agreement. The representations and warranties of Continental and TCICP (other than those set forth in Sections 4.10(a), (c) and (g) and 5.10(a),(c) and
                                        -------  ---     ---     ------- ---
(g), which will not survive Closing, and in Sections 4.10(b) and 5.10(b), which
---                                         ----------------     -------
will survive only until the date the parties have agreed on the Current Items Amount) in this Agreement and any Transaction Document will survive Closing for a period of 12 months except that (i) the liability of the parties will extend beyond such 12-month period with respect to any claim which has been asserted in a written notice before the expiration of such 12-month period, (ii) all such representations and warranties with respect to any federal, state or local taxes and with respect to any FCC or Copyright matters will survive until the expiration of the applicable statute of limitations, (iii) the representations, covenants and agreements of the parties in this Agreement and in the Transaction Documents with respect to title to the Assets will survive the Closing and will continue in full force and effect without limitation, and (iv) the representations and warranties set forth in Sections 4.15 and 5.15 will survive
                                            -------------     ----
Closing for a period of two years.

 Section 10.6 Other Indemnification.  The provisions of Sections 10.3,
 ------------ ---------------------                     --------
10.4 and 10.5 will be applicable to any claim for indemnification made
----     ----
under any other provision of this Agreement, and all references in Sections
                                                                   --------
10.3, 10.4 and 10.5 to Sections 10.1 and 10.2 will be deemed to be references to
      ----     ----    -------------     ----
such other provisions of this Agreement.

                                   -xlviii-

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS
                            ------------------------

 Section 11.1 Expenses.  Except as otherwise provided in Section 11.13
 ------------ --------                                   -------------
or elsewhere in this Agreement, each of the parties will pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement. However, the parties will share equally any filing fees due under the HSR Act.

 Section 11.2 Brokerage.  TCICP will indemnify and hold Continental
              ---------
harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services. Continental will indemnify and hold TCICP harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

 Section 11.3 Waivers.  No action taken pursuant to this Agreement,
 ------------ -------
including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any Transaction Document. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement or any Transaction Document will be in writing and will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

 Section 11.4 Notices.  All notices, requests, demands, applications,
 ------------ -------
services of process and other communications which are required to be or may be given under this Agreement or any Transaction Document will be in writing and will be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties at the following addresses:

 To TCICP:

              c/o Tele-Communications, Inc.
              5619 DTC Parkway
              Englewood, CO 80111-3000
              Attn:  Gary S. Howard
              Telecopy:  (303) 488-3219

                                    -xlix-

 Copies:

              Legal Department
              Tele-Communications, Inc.
              5619 DTC Parkway
              Englewood, CO 80111-3000
              Telecopy: (303) 488-3217

              Sherman & Howard L.L.C.
              633 17th Street, Suite 3000
              Denver, CO  80202
              Attn:  Arlene S. Bobrow, Esq.
              Telecopy: (303) 298-0940

 To Continental:

              c/o Continental Cablevision, Inc.
              Pilot House
              Lewis Wharf
              Boston, MA  02110
              Attn:  Cristina Fernandez-Haegg
              Telecopy: (617) 742-0530

 Copies:

              W. Lee H. Dunham, Esq.
              Sullivan & Worcester, L.L.P.
              One Post Office Square
              Boston, MA  02109
              Telecopy: (617) 338-2880

or to such other address as any party will have furnished to the other by notice given in accordance with this Section. Such notice will be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

 Section 11.5 Entire Agreement; Prior Representations; Amendments.
 ------------ ---------------------------------------------------
This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, agreements and understandings, oral or written, with respect thereto. Notwithstanding any representations which may have been made by either party in connection with the transactions contemplated by this Agreement, each party acknowledges that (i) it has not relied on any representation by the other party with respect to such transactions, the Assets, or the System except those contained in this Agreement or the Exhibits hereto and (ii) its

                                      -l-
execution of this Agreement specifically precludes any negligent misrepresentation or other claims by it based on any representation made by the other party which is not contained in this Agreement or the Exhibits hereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced.

 Section 11.6 Specific Performance:  Other Rights and Remedies.  The
 ------------ ------------------------------------------------
parties recognize that their rights under this Agreement are unique and, accordingly, the parties will, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by applicable law so long as the party seeking such relief is prepared to consummate the transactions contemplated hereby and the transactions will be accomplished in a manner that qualifies as a like-kind exchange under Section 1031 of the Code. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief.

 Section 11.7 Binding Effect: Benefits.  This Agreement will inure to
 ------------ ------------------------
the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Neither Continental nor TCICP will assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other; provided, however, that Continental may assign its rights or delegate its duties under this Agreement to any affiliate of Continental Cablevision, Inc. in conjunction with its transfer to that entity of all or substantially all of its assets, including but not limited to the Continental Assets and provided further that TCICP may, without the consent of Continental, assign its rights or delegate its duties under this Agreement to any Affiliate of Tele-Communications, Inc. in conjunction with a transfer to such Affiliate of the TCICP Assets. For purposes of this Section any change in control of Continental or TCICP will not constitute an assignment by it of this Agreement.

 Section 11.8 Headings and Exhibits.  The section and other headings
 ------------ ---------------------
contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to Exhibits will, unless otherwise indicated, refer to the Exhibits attached to this Agreement, which will be incorporated in and constitute a part of this Agreement by such reference.

 Section 11.9 Counterparts.  This Agreement may be executed in any
 -----------  ------------
number of counterparts, each of which, when executed, will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

 Section 11.10 GOVERNING LAW.  THE VALIDITY, PERFORMANCE, AND ENFORCEMENT OF
 ------------- -------------
THIS AGREEMENT AND ALL TRANSACTION DOCUMENTS, UNLESS EXPRESSLY PROVIDED TO THE CONTRARY, WILL BE GOVERNED BY THE LAWS OF

                                     -li-

THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

 Section 11.11 Severability.  Any term or provision of this Agreement
 ------------- ------------
which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

 Section 11.12 Third Parties; Joint Ventures.  This Agreement
 ------------- -----------------------------
constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or will constitute the parties hereto partners or participants in a joint venture.

 Section 11.13 Construction.  This Agreement has been negotiated by
 ------------- ------------
Continental and TCICP and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

 Section 11.14 Attorneys' Fees.  If any Litigation between TCICP and
 ------------- ---------------
Continental with respect to this Agreement or the transactions contemplated hereby will be resolved or adjudicated by a Judgment of any court, the party prevailing under such Judgment will be entitled, as part of such Judgment, to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

 Section 11.15 Risk of Loss.  The risk of any loss or damage to the
 ------------- ------------
Continental Assets or the TCICP Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) will be borne by Continental or TCICP, respectively, at all times prior to the Closing Time. In the event that any such loss or damage will be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 20 days from the occurrence of the event resulting in such loss or damage, Continental or TCICP, as appropriate, will immediately notify the other in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and the other, at any time within 10 days after receipt of such notice, may elect by written notice to the notifying party to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If the other elects to so terminate this Agreement, both parties will stand fully released and discharged of any and all obligations hereunder. If the other will elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by the notifying party to the other, or the rights thereto will be assigned by the notifying party to the other if not yet paid over to the notifying party, and the notifying party will pay to the

                                     -lii-
other an amount equal to the difference between the amount of such insurance costs and the full replacement cost of the damaged or lost Assets.

 Section 11.16 Tax Consequences.  No party to this Agreement makes any
 ------------- ----------------
representation or warranty, express or implied, with respect to the tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement. Each party has relied solely on its own tax advisors with respect to the tax implications of this Agreement.

 Section 11.17 Commercially Reasonable Efforts.  For purposes of this
 ------------- -------------------------------
Agreement, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

 Section 11.18 Time.  Time is of the essence under this Agreement.  If
 ------------- ----
the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

 Continental and TCICP have executed this Agreement as of the date first written above.


                              TCI CABLE PARTNERS OF ST. LOUIS, L.P.

                              By: Heritage Cablevision of Massachusetts, Inc., its General Partner

                                   By: /s/ Gary F. Howard
                                      -------------------------------------
                                      Name: Gary F. Howard
                                           --------------------------------
                                      Title:
                                            -------------------------------

                              CONTINENTAL CABLEVISION OF ST. LOUIS
                              COUNTY, INC.


                              By: /s/ William T. Schleyer
                                 ------------------------------------------
                                 Name: William T. Schleyer
                                      -------------------------------------
                                 Title: President
                                       ------------------------------------

                                    -liii-